Exhibit 10.4

STUDENT LOAN PURCHASE AGREEMENT
among
NATIONAL EDUCATION LOAN NETWORK, INC.,
as Seller,
UNION BANK AND TRUST COMPANY,
as Seller ELT,
NELNET SUPERCONDUIT FUNDING, LLC,
as Purchaser,
and
ZIONS FIRST NATIONAL BANK,
as Purchaser ELT

Dated as of May 13, 2009

i

ATTACHMENTS

Attachment A:	Form of Bill of Sale

Attachment B:	Form of Blanket Endorsement

Attachment C-1:	Seller and Seller ELT Representations and Warranties — General

Attachment C-2:	Seller and Seller ELT Representations and Warranties — Loans

Attachment C-3:	Seller Representations and Warranties — Additional

Attachment C-4:	Purchaser ELT Representations and Warranties

Attachment D-1:	Seller Covenants

Attachment D-2:	Seller ELT Covenants

Attachment D-3:	Purchaser Covenants

Attachment D-4:	Purchaser ELT Covenants

Attachment E:	Notice Addresses

Attachment F:	Form of Subordinated Credit Agreement

Attachment G:	Form of Annual Statement of Compliance

STUDENT LOAN PURCHASE AGREEMENT
This Student Loan Purchase Agreement (this “Agreement”), dated as of May 13, 2009 (the “Closing Date”), among NATIONAL EDUCATION LOAN NETWORK, INC., a Nevada corporation (in such capacity, the “Seller”), UNION BANK AND TRUST COMPANY, a Nebraska banking corporation, not in its individual capacity but solely as eligible lender trustee for the benefit of the Seller and its assigns (in such capacity, the “Seller ELT” and together with the Seller, the “Seller Parties”), NELNET SUPERCONDUIT FUNDING, LLC, a Delaware limited liability company (the “Purchaser”), and ZIONS FIRST NATIONAL BANK, a national banking association, not in its individual capacity but solely as eligible lender trustee for the benefit of the Purchaser and its assigns (in such capacity, the “Purchaser ELT” and together with the Purchaser, the “Purchaser Parties”), shall be effective upon execution by the parties hereto. For all purposes involving the holding or transferring of legal title to the Loans, any references to the Seller herein mean the Seller ELT and any references to the Purchaser herein mean the Purchaser ELT.
PRELIMINARY STATEMENTS
WHEREAS, the Seller is the owner of certain Student Loans;
WHEREAS, legal title to such Student Loans is vested in the Seller ELT, as trustee for the benefit of the Seller as the sole beneficiary;
WHEREAS, from time to time following the Closing Date, the Seller may desire to sell and/or transfer as a capital contribution, and the Purchaser may desire to purchase and/or accept as a capital contribution, such Student Loans in accordance with this Agreement and the related Bill of Sale;
WHEREAS, the Purchaser ELT is willing to hold legal title to, and serve as eligible lender trustee with respect to, Student Loans sold or contributed to the Purchaser hereunder for the benefit of the Purchaser; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
SECTION 1. TERMS
This Agreement establishes the terms under which the Seller may, in its sole discretion, sell and/or contribute and the Purchaser may, in its sole discretion, acquire the Student Loans (and all obligations of the Borrowers thereunder) specified in each Bill of Sale from time to time executed and delivered pursuant to the terms of this Agreement. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Transaction Document) and (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns. Each Bill of Sale shall be substantially in the form of Attachment A hereto, incorporating by reference the terms of this Agreement, and shall be a separate agreement among the Seller Parties and the Purchaser Parties with respect to the Loans covered by the terms of such Bill of Sale. If the terms of a Bill of Sale conflict with the terms of this Agreement, the terms of such Bill of Sale shall supersede and govern.

SECTION 2. COMMITMENT TO LEND UNDER FFELP
By its execution of this Agreement, and upon each Transfer hereunder, the Seller represents to the Department that: (i) during a twenty-four (24) month period commencing with the month in which it Transfers Loans pursuant to this Agreement, it will originate and disburse Stafford Loans or PLUS Loans, or will acquire Stafford Loans or PLUS Loans made by other lenders within the same twenty-four (24) month period, and that the combined amount of such originated and acquired Loans (other than Excluded Loans) shall equal the Commitment Amount for such month; (ii) if the Seller participates solely as a secondary market purchaser and does not originate and disburse Stafford Loans or PLUS Loans in its own right but rather acquires Stafford and PLUS Loans from others, that it will, during the term of this Agreement, acquire Stafford Loans or PLUS Loans first disbursed on or after July 1, 2009 and that have experienced a final disbursement on or before September 30, 2011; (iii) within the twelve (12) months following the month in which it Transfers Loans pursuant to this Agreement, it will conduct activities constituting a continued participation in the FFELP, including but not limited to servicing a pre-existing FFELP loan portfolio, purchasing additional FFELP student loans, or maintaining a platform from which the Seller may originate FFELP student loans; and (iv) not later than twenty-seven (27) months following the month in which it first Transfers Student Loans pursuant to this Agreement (and every six months thereafter until each Commitment Amount has been satisfied, each a “Commitment Reporting Date”), it will provide a report to the Department, the Manager and the Conduit Administrator certifying that it has originated and/or acquired FFELP student loans in an amount equal to or exceeding the Commitment Amounts required to be satisfied prior to such Commitment Reporting Date; provided, that, the Seller may satisfy the commitment set forth in this Section 2 by arranging to have another Eligible Lender assume such commitment, in whole or in part, as evidenced by a commitment letter, in form satisfactory to the Department, between such Eligible Lender and the Department, with a copy to the Conduit Administrator.
For the purposes of confirming compliance with the Seller’s commitment above, the Seller must, on an annual basis, provide annual audited financial statements conducted in accordance with the standards for audits issued by the Department’s Office of Inspector General and a report to the Department setting forth the activities conducted by the Seller with the Net Cash Proceeds received through the sale of Loans under this Agreement, the dollar value and number of loans originated and/or acquired, and detailing any other uses of Net Cash Proceeds received through the sale of Loans under this Agreement and the amounts expended on such “other uses”. In addition, in connection with the Seller’s commitment above, Seller agrees to cooperate with the Conduit Administrator in the preparation of the notices to be provided to the Department pursuant to Article VIII of the Funding Note Purchase Agreement.
SECTION 3. DEFINITIONS
Except as otherwise specified herein or as the context may otherwise require, each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Funding Note Purchase Agreement.
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“Bill of Sale” means each document in the form of Attachment A hereto and executed by an authorized officer of each of the Seller Parties and the Purchaser Parties, which shall sell, assign and convey all rights of the Seller Parties (except as provided therein) with respect to the Student Loans sold thereunder.
“Blanket Endorsement” means a blanket endorsement in substantially the form included as Attachment B hereto.
“Cash Proceeds” is defined in the definition of Net Cash Proceeds in this Agreement.
“Collateral Security Interest” is defined in Section 4(e) hereof.
“Commitment Amount” means, with respect the Seller and all sales or pledges of Student Loans to the Purchaser during a calendar month, an amount equal to the product of (a) the Net Cash Proceeds received by the Seller in such month, multiplied by (b) the applicable Market Adjustment.

“Commitment Reporting Date” is defined in Section 2 hereof.
“Deemed Liabilities” means, with respect to the Seller and Student Loans not pledged to secure indebtedness of the Seller, an amount equal to the product of (a) the Cash Proceeds for such Student Loans and (b) the percentage equivalent of a fraction, the numerator of which equals the total liabilities and the denominator of which equals the total liabilities and stockholder’s equity, in each case calculated in accordance with generally accepted accounting principles and reflected in the most recent consolidated quarterly financial statements for the Seller (or the Seller’s ultimate parent to the extent financial statements are not available for the Seller).
“Department Put Option” means the option of the Conduit Lender and the Conduit Administrator to require the Department to purchase Student Loans subject to the terms and conditions in the Department Put Agreement.
“ERISA Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, any corporation described in clause (a) above or any trade or business described in clause (b) above or other Person which is required to be aggregated with the Seller pursuant to regulations promulgated under Section 414(o) of the Code.
“Excluded Loan” means any Loan (a) Transferred pursuant to this Agreement or pledged pursuant to the Funding Note Purchase Agreement, (b) sold to the Department in connection with the Loan Purchase Commitment Program, and (c) with respect to which participation interests are sold to the Department in connection with the Loan Participation Purchase Program.
“Funding Note Purchase Agreement” means that certain Funding Note Purchase Agreement, dated as of May 13, 2009, among the Purchaser, as the funding note issuer, the Purchaser ELT, as the eligible lender trustee, National Education Loan Network, Inc., as the SPV administrator, The Bank of New York Mellon, as the conduit administrator, the securities intermediary and the conduit lender eligible lender trustee, National Education Loan Network, Inc., as master servicer, Nelnet, Inc., as sponsor, BMO Capital Markets Corp., as the manager, and Straight-A Funding, LLC, as the conduit lender, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Loan” means a Student Loan sold to the Purchaser pursuant to a Bill of Sale.
“Loan Transfer Statement” means Department Form OE 1074 or its equivalent.
“Market Adjustment” means, as of any date of determination and any Commitment Amount, the lesser of (a) one (1) and (b) the percentage equivalent of a fraction, (i) the numerator of which is the annualized aggregate original principal balance of all Student Loans originated by all Eligible Lenders (as shown on the Department’s NSLDS system) during the period commencing with the month immediately following the month of the applicable Transfer of Student Loans to the Purchaser and ending at the end of the twenty-fourth month after such Transfer (or at the end of the preceding month if less than twenty-four months have elapsed since such Transfer), and (ii) the denominator of which is the aggregate original principal balance of all Student Loans originated by all Eligible Lenders (as shown on the Department’s NSLDS system) during the twelve month period ending with the month immediately preceding the month of the applicable Transfer of Student Loans to the Purchaser.
“Material Adverse Effect” means a material adverse effect upon the ability of the Seller to perform its obligations under any Transfer Agreement.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six years contributed to by the Seller or any ERISA Affiliate.

“Net Cash Proceeds” means an amount equal to (a) the cash proceeds received by the Seller from the Transfer of Student Loans to the Purchaser (including cash proceeds received from the sale and/or pledge of Additional Securities) together with any reserves or expenses withheld or paid from the proceeds of the sale of the related Securities (“Cash Proceeds”), minus (b) the amount paid by the Seller in connection with such Transfer of the Student Loans to repay indebtedness secured by the Student Loans or, with respect to any Student Loans that are not pledged to secure indebtedness of the Seller, the Deemed Liabilities allocated to such Student Loans.
“Purchase Price” means, with respect to all Loans subject to a Bill of Sale, the dollar amount specified therein representing the aggregate purchase price therefor.
“Related Security” means, with respect to any Loan, any guaranties and other rights and security relating thereto including, without limitation, the insurance interest of the holder of such Loan under the FFELP, Interest Subsidy Payments, Special Allowance Payments and related assets, whether the same constitute accounts, instruments, chattel paper, investment property or general intangibles, all documents, books, records, Promissory Notes and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to such Loan, supporting obligations, liens securing any of the foregoing, amounts and claims and other rights under insurance policies relating to the foregoing and all related accounts, general intangibles, instruments, investment property, documents, chattel paper, goods, money, letters of credit, letter of credit rights, certificates of deposit, deposit accounts and all other related property and interests in property, and all proceeds of the foregoing, in each case whether now existing or hereafter arising.
“Repurchase Amount” is defined in Section 6(a) hereof.
“Repurchase Event” means the occurrence of any of the following events or circumstances which, if the related Repurchase Amounts are payable to the Department, shall be determined by the Department in its sole, good faith discretion:
(i) any representation or warranty made or furnished by the Seller Parties pursuant to this Agreement shall prove to have been materially incorrect when made;
(ii) a Student Loan is not an Eligible Loan on its Grant Date; or
(iii) a Student Loan shall be subject to an Adverse Claim created by or through the Seller.
“Repurchase Event Fees and Expenses” is defined in Section 6(a) hereof.
“Sale Termination Date” means the earliest to occur of (i) July 1, 2010 and (ii) the occurrence of an Event of Default.
“Security Release Certification” means any release of lien documentation executed by the applicable lienholder with respect to one or more Loans in a form reasonably acceptable to the Department, the Purchaser and the Conduit Administrator.
“Seller Indemnified Amounts” is defined in Section 9 hereof.
“Seller Indemnified Party” is defined in Section 9 hereof.
“Servicer” means, with respect to any Loan, the servicer of such Loan specified on the Loan Transmittal Summary Form incorporated into the related Bill of Sale.
“Subordinated Credit Facility” means a subordinated credit facility of the Purchaser evidenced by a revolving credit agreement substantially in the form attached hereto as Attachment F.

“Transfer” is defined in Section 4(a) hereof.
“Transfer Agreement” means this Agreement or a Bill of Sale.
“Transfer Date” means, with respect to each Loan, the date of the related Bill of Sale.
“Transfer Document” is defined in Section 15 hereof.
SECTION 4. TRANSFER OF LOANS
(a) Consummation of Transfer. From time to time prior to the Sale Termination Date, the Seller may offer Student Loans as selected in accordance with the Loan Sale Allocation Criteria and the Related Security for sale and/or as a capital contribution to the Purchaser and the Purchaser may accept such offer pursuant to the terms of a Bill of Sale (each, a “Transfer” or such other conjugation thereof as is required by the context). Each Transfer shall, subject to the terms and conditions set forth therein, be consummated upon satisfaction of the conditions precedent set forth in Section 4(d) below. Upon consummation, such Transfer shall be effective as of the Transfer Date.
(b) Interest Subsidy and Special Allowance Payments. The Seller Parties shall be entitled to all Interest Subsidy Payments and Special Allowance Payments on the Loans sold hereunder up to but not including the related Transfer Date, and shall be responsible for the payment of fees and other amounts due to the Department, if any, including, but not limited to, Negative Special Allowance Payments, applicable to Student Loans sold hereunder accruing from the date upon which the applicable Student Loans were sold pursuant to this Agreement, up to but not including the related Transfer Date. The Department shall be entitled to all interest and other payments on the Student Loans sold under the Department Put Agreement that accrues on and after the related Department Put Date.
(c) Settlement of Purchase Price. The Purchase Price for Loans and Related Security Transferred hereunder shall be equal to the fair market value of such Loans based on current market conditions at the time of such Transfer. The Purchase Price shall be paid as follows:
(i) first, to the extent the Purchaser has funds available for such purpose, the Purchase Price shall be paid by the Purchaser to the Seller by wire transfer of immediately available funds to the account specified therefor in the related Bill of Sale; and
(ii) second, the remaining portion of the Purchase Price, if any, shall be deemed to be a capital contribution by the Seller to the Purchaser in respect of the Seller’s 100% membership interest in the Purchaser.
Funds available to the Purchaser pursuant to clause (i) shall include the Net Cash Advance Amount and may also include borrowings made by the Purchaser under a Subordinated Credit Facility. The Purchaser may borrow funds under such Subordinated Credit Facility only if all of the following conditions are satisfied:
(i) the Purchaser’s total assets exceed its total liabilities;
(ii) the Purchaser’s cash on hand is sufficient to satisfy all of its current obligations (other than any amounts due under such Subordinated Credit Facility and the obligation to pay the outstanding Funding Note);
(iii) the Purchaser is adequately capitalized at a commercially reasonable level;
(iv) the Purchaser has determined that its financial capacity to meet its financial commitment under such Subordinated Credit Facility is adequate; and

(v) the principal amount outstanding under such Subordinated Credit Facility, together with interest owing thereon, does not exceed the excess of the aggregate Collateral Value of all Financed Student Loans, over the aggregate amount of all Obligations.
(d) Conditions Precedent to Transfer. Each Transfer is subject to satisfaction of the following conditions precedent (and the Seller, by accepting payment of the Purchase Price, shall be deemed to have certified that all such conditions (other than the authority of any Purchaser Party) are satisfied on the date of such Transfer):
(i) Execution and Delivery of Bill of Sale. The related Bill of Sale shall have been executed and delivered (with a copy to the Conduit Administrator and the Department) by a duly authorized officer of each of the Seller Parties and the Purchaser Parties and shall include a complete Loan Transmittal Summary Form.
(ii) Endorsement. The Seller Parties shall have (A) delivered to the Purchaser, with a copy to the Conduit Administrator and the Department, a Blanket Endorsement transferring to the Purchaser ELT the entire interest (except as set forth in the related Bill of Sale) of the Seller Parties in the Loans to be Transferred or (B) individually endorsed each of the related Promissory Notes at the direction of, and in such form as has been requested by, the Purchaser or the Department. The Seller Parties shall have delivered any UCC-3 financing statements in a form ready to be filed and/or other required Security Release Certifications as may be necessary to terminate any security interest related to the Loans listed on the related Bill of Sale.
(iii) Loan Transfer Statement. If the Purchaser has provided the Seller with one or more Loan Transfer Statements with respect to the Loans to be Transferred, the Seller shall have executed and delivered, and shall have caused the Seller ELT to execute and deliver, to the Purchaser and the Department such Loan Transfer Statement(s) dated as of the Transfer Date. The Seller agrees that the Purchaser Parties may use the related Bill of Sale, including the Loan Transmittal Summary Form attached thereto, in lieu of a Loan Transfer Statement, as official notification to the applicable Guarantors of the assignment by the Seller ELT to the Purchaser ELT of the Loans listed on the related Bill of Sale.
(iv) Payment of Purchase Price. The Purchaser shall have paid the related Purchase Price (other than any portion of the Purchase Price deemed to be a capital contribution) in accordance with Section 4(c) hereof.
(v) Servicing Agreement. A copy of the fully executed Servicing Agreement relating to the Loans being transferred on such Transfer Date, to the extent not delivered in connection with a prior Transfer, shall be delivered to the Department and the Manager.
(vi) Loan Data Schedule. The Seller shall deliver the Loan Data Schedule to the Department no later than the third (3rd) Business Day prior to the Transfer Date.
(vii) Notice of Intent to Participate. The Seller shall have executed and delivered a Notice of Intent to Participate to the Department with a copy to the Conduit Administrator.
(viii) Trust Receipt. The related Subcustodian shall be in possession of the Loan Documents with respect to the Student Loans being Transferred to the Purchaser Parties on the related Transfer Date and such Subcustodian shall have delivered a certification in the form specified in the related Servicing Agreement to the Conduit Administrator.
(ix) Power of Attorney. The Seller shall have executed and delivered the Power of Attorney in favor of the Conduit Lender and the Conduit Administrator.

(e) Grant of Collateral Security Interest. Each of the Seller Parties and the Purchaser Parties, by its acceptance of the terms hereof, hereby acknowledges its intent that each Transfer be, and be construed as, a true sale or contribution of Loans from the Seller Parties to the Purchaser Parties. However, in the event that notwithstanding the intention of the parties, any Transfer is deemed to be a transfer for security, then the Seller Parties hereby grant to the Purchaser Parties, as of such Transfer Date, a continuing security interest (the “Collateral Security Interest”) in (i) all Loans described in the related Bill of Sale, (ii) all Related Security with respect to such Loans and (iii) all proceeds of such Loans and Related Security to secure a loan in an amount equal to the Purchase Price for such Loans; provided such Collateral Security Interest shall not include any right to make subsequent loans to a Borrower under any Promissory Note included in the Collateral Security Interest or any disbursement under a Promissory Note included in the Collateral Security Interest to the extent not constituting a Loan. Additionally, in the event that any Transfer is deemed to be a transfer for security, notwithstanding the intention of the parties, each of the Seller and the Purchaser hereby represents and warrants, as to itself, that each remittance of the Purchase Price (other than any portion of the Purchase Price deemed to be a capital contribution) by the Purchaser to the Seller hereunder will have been (i) the incurrence of a debt incurred in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchaser.
(f) Intent of the Parties. With respect to each Transfer, it is the intention of the Seller Parties and the Purchaser Parties, and the Seller hereby warrants that, except for United States federal, state and local income and franchise tax purposes, such Transfer constitutes a true sale of Loans from the Seller Parties to the Purchaser Parties and that the beneficial interest in, and title to, such Loans will not be part of either Seller Party’s estate in the event of the bankruptcy of such Seller Party or the appointment of a receiver with respect to such Seller Party.
(g) Power of Attorney. The Seller Parties hereby grant to the Purchaser ELT, for the benefit of the Purchaser, an irrevocable power of attorney, which power of attorney is assignable to the Department and coupled with an interest, to individually endorse or cause to be individually endorsed in the name of the Seller Parties any Loan to evidence the Transfer of such Loan to the Purchaser ELT and to transfer or cause to be transferred any Promissory Note from the Seller Parties to the Conduit Administrator or a Subcustodian on its behalf.
SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS
(a) Representations and Warranties of the Seller with respect to the Seller. The Seller, and to the extent expressly required in Attachment C-1, the Seller ELT, makes each of the representations and warranties set forth on Attachment C-1 and Attachment C-3 hereto to the Purchaser Parties and the Department as of the Closing Date and each Transfer Date.
(b) Representations and Warranties of the Seller with respect to the Loans. With respect to each Loan Transferred by the Seller pursuant to a Bill of Sale, the Seller, and to the extent expressly required in Attachment C-2, the Seller ELT, makes each of the representations and warranties set forth on Attachment C-2 hereto to the Purchaser Parties and the Department as of the related Transfer Date.
(c) Representations and Warranties of the Purchaser. The Purchaser makes each of the representations and warranties set forth on Attachment C-4 hereto to the Department as of the Closing Date and each Transfer Date.
(d) Representations and Warranties of the Purchaser ELT. The Purchaser ELT makes each of the representations and warranties set forth on Attachment C-4 hereto to the Purchaser and the Department as of the Closing Date and each Transfer Date.
(e) Covenants of the Seller. The Seller makes each of the covenants set forth on Attachment D-1 hereto with the Purchaser Parties and the Department.

(f) Covenants of the Seller ELT. The Seller ELT makes each of the covenants set forth on Attachment D-2 hereto with the Purchaser Parties and the Department.
(g) Covenants of the Purchaser. The Purchaser makes each of the covenants set forth on Attachment D-3 hereto with the Purchaser ELT and the Department.
(h) Covenants of the Purchaser ELT. The Purchaser ELT makes each of the covenants set forth on Attachment D-4 hereto with the Purchaser and the Department.
SECTION 6. REPURCHASE
(a) Repurchase of Student Loans; Repurchase. Upon the occurrence of a Repurchase Event with respect to any Student Loan, if the circumstances giving rise to such Repurchase Event shall not be cured within 30 days after written demand by the Purchaser, the Conduit Administrator or the Department, on or prior to such 30th day, the Seller shall be required to remit to the Funding Note Issuer Collection Account an amount equal to the unpaid Principal Balance of each related Student Loan, plus accrued and unpaid interest thereon (to the extent not included in the Principal Balance), and, if applicable, Negative Special Allowance Payments with respect to such Student Loan from the related Transfer Date to and including the date of repayment in connection with such Repurchase Event (such amount, the “Repurchase Amount”); provided that if a Department Put Event shall have occurred with respect to such Student Loan, after the Revocation Date for such Student Loan, the Repurchase Amount shall be paid to the Department. The Seller shall reimburse the Purchaser and all Affected Parties for all attorneys’ fees, legal expenses, court costs, servicing fees or other fees and expenses incurred by the Purchaser and all Affected Parties in connection with each Student Loan for which the Seller is required to pay a Repurchase Amount pursuant to this Section 6, including any amount required to be paid by the Funding Note Issuer pursuant to Section 1.03(g) of the Funding Note Purchase Agreement (collectively, “Repurchase Event Fees and Expenses”).
All of the rights of the Seller Parties under this Agreement with respect to any Student Loans for which the Department Put Option is exercised shall be assigned to the Department and after the Department Put Date with respect to a Student Loan, the Department shall have the right to enforce all repurchase and other rights against the Seller Parties.
(b) Release of Lien Upon Purchase of Student Loan. The Purchaser hereby agrees to reconvey to the Seller and release its lien on and security interest in any Student Loan for which the Seller has remitted to the Funding Note Issuer Collection Account or the Department, as required by Section 6(a), an amount equal to the Repurchase Amount and paid all other Repurchase Event Fees and Expenses payable pursuant to Section 6(a).
SECTION 7. OBLIGATION TO REMIT SUBSEQUENT PAYMENTS AND FORWARD COMMUNICATIONS
(a) Any payment received by the Seller of amounts accrued on any Loan after the related Cut-off Date, which payment is not reflected in the related Loan Transmittal Summary Form, shall be received by the Seller in trust for the account of the Purchaser and the Seller hereby disclaims any title to or interest in any such amounts. Within two (2) Business Days following the date of receipt of good funds, the Seller shall remit to the Funding Note Issuer Collection Account immediately available funds in an amount equal to any such payment and shall deliver written notice to the Purchaser and the Conduit Administrator identifying the Loan with respect to which such payment was made, the amount of such payment and the date such payment was received.
(b) Any written communication received at any time by the Seller with respect to any Loan shall be transmitted by the Seller to the applicable Servicer promptly upon receipt. Such communications shall include, without limitation, letters, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or loan cancellation.

SECTION 8. CONTINUING OBLIGATION OF THE SELLER
The Seller shall provide all reasonable assistance necessary in order for the Purchaser to resolve account problems raised by any Borrower, the Guarantor or the Department provided such account problems are attributable to or are alleged to be attributable to (a) an event occurring during the period the Seller owned the related Loan, or (b) a payment made or alleged to have been made to the Seller. In addition, the Seller agrees to reasonably cooperate in the preparation and filing of any UCC financing statements or amendments thereto at the request of the Purchaser Parties or the Department in order to reflect the Purchaser Parties respective interests in the Loans.
The Seller acknowledges that from time to time, the Department and its representatives shall have the right to request, schedule and conduct, during normal business hours and upon reasonable prior notice, additional due diligence of the Seller, relating to Student Loans subject to this Agreement, at the Seller’s expense and that before May 15th of each year, the Seller shall be required to provide to the Conduit Administrator an annual statement of compliance with respect to the Transaction Documents, substantially in the form of Attachment G hereto, together with an Agreed Upon Procedures Letter. Additionally, on a periodic basis as requested by the Department, the Seller will provide to the Department all requested reports including, but not limited to standard reporting packages containing information on the Student Loans sorted by schools, delinquencies and other features identified by the Seller. As soon as available and in any event no later than the 105th day following the end of the Seller’s fiscal year, the Seller shall provide to the Purchaser, the Conduit Administrator and the Manager, copies of the annual audited financial statements of the Seller, and certified by an independent certified public accounting firm.
Without the express prior written consent of the Department, the Purchaser and the Conduit Administrator, the Seller Parties shall not agree to release any Guarantor from any of its contractual obligations as a guarantor of any Loan or agree otherwise to alter, amend or renegotiate any material term or condition under which such Loan is guaranteed, except as required by applicable law or rules and regulations issued pursuant to applicable law.
SECTION 9. LIABILITY OF THE SELLER; INDEMNITIES
Without limiting any other rights that any such Person may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), the Seller hereby agrees to indemnify (a) the Purchaser, (b) the Purchaser ELT and (c) each Affected Party, in their individual capacities and all successors, transferees, participants and assigns, and all officers, directors, employees, advisors and agents of any of the foregoing (each a “Seller Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to (i) the ownership of the Loans by the Seller Parties before the Transfer of such Loans to the Purchaser Parties, (ii) the Transfer of the Loans to the Purchaser Parties as of each Transfer Date, (iii) the servicing of the Loans before the transfer, (iv) the breach by the Seller of its representations, warranties and/or obligations under any Transaction Document to which it is a party or (v) any acts or omissions by the Seller relating to the Loans, excluding, however, (x) Seller Indemnified Amounts to the extent finally determined by a court of competent jurisdiction in a non-appealable judgment to have resulted from negligence or willful misconduct on the part of such Seller Indemnified Party and (y) recourse for defaulted Student Loans (except as specifically provided herein) or losses attributed to changes in the market value of the Loans, including, without limitation, because of changes in market interest rates or in the rate of prepayment. Without limiting the foregoing, the Seller shall indemnify each Seller Indemnified Party for Seller Indemnified Amounts arising out of or relating to, among other things:
(a) the adjustment or any non-cash reduction by the Seller in the outstanding Principal Balance of any Loan made by or at the direction of the Seller other than in connection with any borrower benefit that is not prohibited under the Funding Note Purchase Agreement;

(b) the transfer by the Seller of any interest in any Loan other than a Transfer to the Purchaser Parties as contemplated by this Agreement;
(c) any representation or warranty made or deemed made by the Seller (or any of its officers or Affiliates) under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made, including, without limitation, any Repurchase Event;
(d) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Loan, or the nonconformity of any Loan to any such applicable law, rule or regulation, including in each case (without limitation) failure to comply with the Higher Education Act and all applicable consumer credit laws;
(e) the failure due to acts or omissions of either Seller Party to vest in the Purchaser Parties an ownership interest and a first priority perfected security interest in each Loan, free and clear of any lien, other than a lien in favor of the Conduit Lender arising solely as a result of the transactions contemplated by the Transaction Documents;
(f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of a Borrower or any Guarantor to the payment of any Loan or any payment made by a Guarantor arising out of the servicing of the applicable Loan prior to the related Transfer Date (including, without limitation, a defense based on such Loan or Guarantee Agreement not being a legal, valid and binding obligation of such Borrower or Guarantor, as the case may be, enforceable against it in accordance with its terms);
(g) the failure by the Seller to comply with any term, provision or covenant contained in any Transaction Document to which it is party;
(h) any lien (other than the lien granted to the Purchaser under this Agreement) resulting from an act or omission of either Seller Party attaching to any Loan or any related assets or Collections with respect thereto, whether existing at the time that such Loan initially arose or at any time thereafter;
(i) any claim or action of whatever sort arising out of or in connection with the origination or servicing of any Loan or any other services with respect to such Loan to the extent such origination, servicing or services were provided by the Seller or an Affiliate of the Seller on or before the related Transfer Date or were provided by a Person from whom the Seller is entitled to recover such Seller Indemnified Amounts;
(j) the failure to pay when due any Taxes and fees payable by the Seller in connection with the Transfer of any Loan or the execution, delivery, filing and recording of this Agreement or any of the other agreements and documents to be delivered hereunder (including any UCC financing statements);
(k) the payment by such Seller Indemnified Party of Indemnified Taxes and, without duplication, any sales, gross receipts, general corporation, tangible and intangible personal property, privilege or license taxes that may at any time be asserted against any Seller Indemnified Party with respect to the Loans or the transactions contemplated by the Transaction Documents or the Department Put Agreement, and any costs and expenses of defending the same, to the extent caused by the Seller’s actions or omissions in breach of this Agreement;
(l) the payment by such Seller Indemnified Party of Taxes (other than Taxes described in clauses (j) and (k) above); provided that the Seller Indemnified Amounts in this clause (l) with respect to any such Taxes accruing after the applicable Grant Date, shall not in the aggregate exceed 10% of the Cash Proceeds received by the Seller;
(m) the commingling of Collections with any other funds of the Seller or failure by the Seller to promptly remit all Collections inadvertently received to the applicable Servicer;

(n) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases made pursuant to this Agreement or any other Transaction Document to which the Seller is a party which arises out of any act or omission of the Seller with respect to one or more Loans;
(o) any claim brought by any Person arising from any activity by the Seller or an Affiliate of the Seller, prior to the transfer of such Loan to the Purchaser, in servicing, administering or collecting any Loan;
(p) the sale or pledge by the Seller of any Loan in violation of any applicable law, rule or regulation;
(q) any attempt by any Person to void any Transfer pursuant to any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code, based on any act or omission or illegal conduct of either Seller Party or any Affiliate of either Seller Party (other than either Purchaser Party);
(r) any failure to pay an Excluded Borrower Benefit prior to the Transfer of any Loan;
(s) the Transfer of any Loans hereunder which were not Eligible Loans as of the related Transfer Date (unless such Loans are repurchased in accordance with Section 6 hereof); or
(t) with respect to any Loan for which the related Promissory Note is evidenced by an electronic promissory note or an electronic record, or contains an electronic signature, the failure of such Promissory Note to comply in all material respects with all regulations, standards and other requirements provided by the applicable Guarantor (if any) and the Department relating to the validity and enforceability of such Promissory Note including, but not limited to, clause (m) and the proviso following such clause under the definition of “Loan Documents” in the Funding Note Purchase Agreement.
Any amounts subject to the indemnification provisions of this Section 9 shall be paid by the Seller to the related Seller Indemnified Party on or before the 30th day following demand therefor accompanied by reasonable supporting documentation with respect to such amounts.
Indemnification under this Section 9 shall survive the resignation or removal of the Purchaser ELT and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 9 and the Person to or for the benefit of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.
SECTION 10. LIMITATION ON LIABILITY OF ELIGIBLE LENDER TRUSTEES
Notwithstanding anything contained herein to the contrary, this Agreement has been, and each Bill of Sale and Blanket Endorsement will be, signed by Union Bank and Trust Company, not in its individual capacity but solely in its capacity as the Seller ELT, and Zions First National Bank, not in its individual capacity but solely in its capacity as the Purchaser ELT, as the case may be, and in no event shall Union Bank and Trust Company, in its individual capacity, or Zions First National Bank, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller or the Purchaser under any Transfer Agreement or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Seller or the Purchaser, as the case may be.
The parties hereto agree that each of the Seller ELT and the Purchaser ELT shall be afforded all of the rights, immunities and privileges afforded to the Eligible Lender Trustee under the Funding Note Purchase Agreement in connection with its execution of this Agreement.

SECTION 11. EXPENSES
Each of the Seller and the Purchaser shall pay the legal fees and expenses of its attorneys in connection with the negotiation, preparation, execution and delivery of this Agreement and in connection with the review and negotiation of the other Transaction Documents; provided that in partial consideration of the Purchaser’s agreement to purchase Loans hereunder, the Seller may provide for the payment of all costs and expenses incurred by the Purchaser Parties in connection herewith.
The Seller shall pay all other costs and expenses incurred in connection with preparation, execution and delivery of this Agreement, the other Transaction Documents and any Bill of Sale and the transactions contemplated herein or therein, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Seller Parties, with respect thereto, and all other costs and expenses incurred in connection with the transfer and delivery of the Loans to the Purchaser or the Department, including, without limitation, any fees and expenses incurred in connection with transferring ownership of any Loans to any such entity.
SECTION 12. SURVIVAL OF COVENANTS
All covenants, agreements, representations and warranties made herein or in or pursuant to each Bill of Sale shall survive the Transfer of the Loans provided for in such Bill of Sale. All covenants, agreements, representations and warranties made or furnished pursuant hereto by or for the benefit of the Seller shall bind any successors and assigns of the Seller and inure to the benefit of any successors or assigns of the Purchaser Parties and shall survive with respect to each Loan. Each Bill of Sale supersedes all previous agreements and understandings between the Purchaser Parties and the Seller Parties with respect to the subject matter thereof.
SECTION 13. NOTICES
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic means) and mailed, delivered by nationally recognized overnight courier service, transmitted or delivered by hand, as to each party hereto and the Department, at its address set forth on Attachment E hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the specified facsimile number and an appropriate confirmation is received, (ii) if given by e-mail (if e-mail address has been provided), when sent to the specified e-mail address and an appropriate confirmation is received, (iii) if given by mail, five (5) days after being deposited in the United States mails, first class postage prepaid, (iv) if given by recognized courier guaranteeing overnight delivery, the Business Day following the day delivered to such courier (except that notices and communications delivered to the Department to the extent not e-mailed or mailed by registered or certified mail, return receipt requested, shall not be effective until received) or (v) if given by any other means, when delivered at the address specified in this Section 13.
SECTION 14. FORM OF INSTRUMENTS
Each of the instruments and documents delivered in connection with any Transfer Agreement, and all proceedings to be taken in connection with any Transfer Agreement and the transactions contemplated herein and therein, shall be in the applicable form set forth in the attachments hereto, and the Purchaser shall have received such copies thereof as it or its counsel shall reasonably request in connection therewith. Any instrument or document which is substantially in the same form as an applicable attachment hereto or recital herein will be deemed to be satisfactory as to form.

SECTION 15. WAIVERS AND AMENDMENTS
The obligations of any party to any Transfer Agreement and any document or instrument delivered in accordance therewith (each, a “Transfer Document”) may be waived, only by a written instrument signed by a duly authorized officer of the party against whom enforcement of any such waiver is sought with the prior written consent of the Manager and the Department. The waiver by the Purchaser and the Department of any representation, warranty, covenant or agreement required to be made or performed under any Transfer Document by any party thereto or of any other provision contained in any Transfer Document shall not be deemed to be a waiver of any breach of any other representation, warranty, covenant, agreement or provision contained therein or in any other Transfer Document, nor shall any waiver or any custom or practice which may evolve between the parties to any Transfer Document in the administration of the terms thereof be construed to lessen the right of the Purchaser or the Department to insist upon the performance by the Seller in strict accordance with said terms.
Any Transfer Document may be amended by a writing executed and delivered by each of the parties thereto with the prior written consent of the Manager; provided that (i) no amendment to this Agreement shall be effective without the prior written consent of the Department; provided that, with not less than ten (10) Business Days’ prior written notice to the Department, the parties hereto may enter into any such amendment, subject to the provisions in this Section 15, that does not have an adverse effect on the Department and (ii) no amendment to this Agreement shall be effective unless each Rating Agency shall have been provided with at least ten (10) days prior notice and S&P shall not have notified the Manager or the SPV Administrator that such amendment would result in a reduction, qualification or withdrawal of the then-current rating of the Funding Note. Notwithstanding the foregoing, if the Conduit Administrator provides the parties hereto with notice of any proposed amendment to this Agreement that has been approved by the Conduit Advisory Committee and the Seller Parties shall Transfer, and the Purchaser Parties shall accept, any Student Loans Transferred hereunder subsequent to receiving such notice, the Seller Parties and Purchaser Parties shall be deemed to have consented to such amendment. For purposes of the preceding sentence, notice shall be sufficient if delivered in accordance with Section 13 or if such amendment shall be posted to a website maintained by the Department.
SECTION 16. NON-PETITION COVENANTS
(a) Notwithstanding any prior termination of this Agreement, the Seller, the Seller ELT and the Purchaser ELT shall not, prior to the date which is one year and one day after repayment in full of the Funding Note, acquiesce, petition or otherwise invoke or cause the Purchaser, or authorize or join with any other person, to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser; provided, however, nothing herein shall be deemed to prohibit the Seller, the Seller ELT or the Purchaser ELT from filing a claim or otherwise participating in any such action or proceeding.
(b) Notwithstanding any prior termination of this Agreement, the Seller ELT, the Purchaser and the Purchaser ELT shall not, prior to the date which is one year and one day after repayment in full of the Funding Note, acquiesce, petition or otherwise invoke or cause the Seller, or authorize or join with any other person, to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller; provided, however, nothing herein shall be deemed to prohibit the Seller ELT, the Purchaser or the Purchaser ELT from filing a claim or otherwise participating in any such action or proceeding.

SECTION 17. GOVERNING LAW
THIS AGREEMENT, EACH OTHER TRANSFER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY FEDERAL LAW OF THE UNITED STATES. IF THERE SHALL BE NO FEDERAL LAW OF THE UNITED STATES APPLICABLE TO A MATTER ARISING UNDER THIS AGREEMENT OR ANY OTHER TRANSFER AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER OR THEREUNDER, THE LAWS OF THE STATE OF NEW YORK SHALL BE DEEMED TO BE REFLECTIVE OF FEDERAL LAW OF THE UNITED STATES INSOFAR AS TO DO SO WOULD NOT FRUSTRATE THE PURPOSES OF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER TRANSFER AGREEMENT.
SECTION 18. SUCCESSORS AND ASSIGNS
None of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of each other party hereto, and any assignment made without such consent shall be void and constitute a default hereunder.
SECTION 19. INTENDED THIRD PARTY BENEFICIARIES
Each of the parties hereto acknowledges and agrees that the Conduit Lender, the Department and the other Affected Parties are express third party beneficiaries hereof entitled to enforce all of the obligations of the Seller with respect to payment of Repurchase Amounts, Repurchase Event Fees and Expenses and indemnities owed by the Seller and to enforce the terms hereof as if they were parties hereto.
SECTION 20. TAX TREATMENT
The Purchaser and the Seller each agree to treat for United States federal, state, and local income and franchise tax purposes, (1) the Funding Note as indebtedness, and (2) the Department Put Agreement and all amounts paid or accrued thereon (to the extent that it relates to the Student Loans) as consisting of an agreement solely by and between the Department and the Funding Note Issuer and shall take no position inconsistent with this treatment, unless otherwise required by law.
SECTION 21. SUBMISSION TO JURISDICTION
(a) EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSFER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 21 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSFER AGREEMENT.

(c) The Purchaser hereby appoints Corporation Service Company located at 80 State Street, Albany, NY 12207-2543 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, any other Transfer Agreement or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan by any Affected Party or any successor or assignee of any of them.
[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date first written above.

NATIONAL EDUCATION LOAN NETWORK, INC., as Seller
By:	/s/ Michael S. Dunlap
	Name:	Michael S. Dunlap
	Title:	President

UNION BANK AND TRUST COMPANY, not in its individual capacity but solely as Seller ELT
By:	/s/ Tom Sullivan
	Name:	Tom Sullivan
	Title:	Vice President

NELNET SUPERCONDUIT FUNDING, LLC, as Purchaser
By:	/s/ Hannah Smitterberg
	Name:	Hannah Smitterberg
	Title:	Assistant Vice President

ZIONS FIRST NATIONAL BANK, not in its individual capacity but solely as Purchaser ELT
By:	/s/ David W. Bata
	Name:	David W. Bata
	Title:	Vice President and Trust Officer

S-1

ATTACHMENT A
FORM OF
BILL OF SALE NUMBER [__]

Dated as of [TRANSFER DATE]
This Bill of Sale (this “Bill of Sale”) is made and entered into as of [TRANSFER DATE], by and among NATIONAL EDUCATION LOAN NETWORK, INC. (the “Seller”), UNION BANK AND TRUST COMPANY, not in its individual capacity but solely as the eligible lender trustee for the benefit of the Seller (in such capacity, the “Seller ELT” and together with the Seller, the “Seller Parties”), NELNET SUPERCONDUIT FUNDING, LLC (the “Purchaser”), and ZIONS FIRST NATIONAL BANK, not in its individual capacity but solely as the eligible lender trustee for the benefit of the Purchaser (in such capacity, the “Purchaser ELT”).
W I T N E S S E T H :
WHEREAS, the parties hereto entered into a Student Loan Purchase Agreement dated as of May 13, 2009 (as amended, amended and restated, supplemented or otherwise modified, the “Student Loan Purchase Agreement”); and
WHEREAS, subject to the terms and conditions of the Student Loan Purchase Agreement, the Seller Parties desire to transfer to the Purchaser Parties the Student Loans identified on Annex I attached hereto and all Related Security with respect thereto (but excluding any right to make subsequent loans to a Borrower under any Promissory Note included in the Collateral Security Interest or any disbursement under a Promissory Note included in the Collateral Security Interest to the extent not constituting a Loan described in this Bill of Sale) (collectively, the “Loan Portfolio”) and the Purchaser Parties desire to accept such transfer;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.	Definitions. Each capitalized term used but not defined herein has the meaning ascribed thereto in the Student Loan Purchase Agreement.
2.
Transfer. Subject to the terms and conditions of the Student Loan Purchase Agreement and in consideration for payment by the Purchaser to the Seller of the Purchase Price (as set forth below), the Seller Parties hereby grant, sell, assign, transfer, convey and, to the extent applicable, contribute to the Purchaser Parties, and the Purchaser Parties hereby accept, the entire right, title and interest of the Seller Parties in the Loan Portfolio (collectively, the “Transfer”).

3.
Purchase Price. The purchase price for the Loan Portfolio is $[ ] (the “Purchase Price”). Each of the parties hereto agrees that the Purchase Price represents fair consideration and reasonably equivalent value for the Loan Portfolio and is equal to the fair market value of such Loan Portfolio based on current market conditions as of the date hereof. In payment of the Purchase Price, the Purchaser has caused $[ ] of immediately available funds to be wire transferred to the Seller’s Account (as defined below). The Seller and the Purchaser hereby agree that in accordance with Section 4(c) of the Student Loan Purchase Agreement, the remaining portion of the Purchase Price shall be deemed to be a capital contribution by the Seller to the Purchaser in respect of the Seller’s 100% membership interest in the Purchaser.

4.	Seller’s Account. The Purchaser has caused the cash portion of the Purchase Price to be wire transferred to the following account (the “Seller’s Account”):
[INSERT SELLER’S ACCOUNT INFORMATION]

5.
Intent. The parties hereto intend that the Transfer be, and be construed as, a true sale and, if applicable, contribution of the Loan Portfolio from the Seller Parties to the Purchaser Parties. However, in the event that notwithstanding the intention of the parties hereto, the Transfer is deemed to be a transfer for security, then the Seller Parties hereby grant to the Purchaser Parties a continuing security interest in the Loan Portfolio to secure a loan in an amount equal to the Purchase Price and each of the Seller and the Purchaser hereby represents and warrants, as to itself, that each remittance by the Purchaser to the Seller of the Purchase Price (other than any portion of the Purchase Price deemed to be a capital contribution) will have been (i) the incurrence of a debt incurred in the ordinary course of business or financial affairs of the Purchaser and the Seller and (ii) made in the ordinary course of business or financial affairs of the Purchaser and the Seller.

6.
Guarantor Notification. Each of the Seller Parties authorizes the Purchaser ELT to use a copy of this Bill of Sale, including the Loan Transmittal Summary Form attached hereto (in lieu of Department Form OE 1074), as official notification to the applicable Guarantors of assignment to the Purchaser ELT of the Loan Portfolio.

7.
Governing Law. THIS BILL OF SALE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY FEDERAL LAW OF THE UNITED STATES. IF THERE SHALL BE NO FEDERAL LAW OF THE UNITED STATES APPLICABLE TO A MATTER ARISING UNDER THIS BILL OF SALE OR THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, THE LAWS OF THE STATE OF NEW YORK SHALL BE DEEMED TO BE REFLECTIVE OF FEDERAL LAW OF THE UNITED STATES INSOFAR AS TO DO SO WOULD NOT FRUSTRATE THE PURPOSES OF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER TRANSFER AGREEMENT.

8.
Submission to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS BILL OF SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS BILL OF SALE. THE PURCHASER HEREBY APPOINTS CORPORATION SERVICE COMPANY LOCATED AT 80 STATE STREET, ALBANY, NY 12207-2543 AS THE AUTHORIZED AGENT UPON WHOM PROCESS MAY BE SERVED IN ANY ACTION ARISING OUT OF OR BASED UPON THIS BILL OF SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY THAT MAY BE INSTITUTED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN BY THE PURCHASER, THE PURCHASER ELT OR ANY SUCCESSOR TO OR ASSIGNEE OF EITHER OF THEM.

9.
Student Loan Purchase Agreement. This Bill of Sale is one of the Bills of Sale referred to in the Student Loan Purchase Agreement. The terms and provisions of the Student Loan Purchase Agreement form a part of, and are incorporated by this reference into, this Bill of Sale. This Bill of Sale sets forth the terms and conditions of Transfer solely with respect to the Loan Portfolio. This Bill of Sale shall have no effect upon any other transfer of Student Loans consummated or contemplated prior to or after the date hereof, and all other terms, conditions and agreements contained in the Student Loan Purchase Agreement shall remain in full force and effect. Prior or subsequent purchases and sales of Student Loans shall each be governed by a separate Bill of Sale.

10.
Amendment. This Bill of Sale may be amended by a writing executed and delivered by each of the parties thereto with the prior written consent of the Manager; provided that (i) no amendment to this Agreement shall be effective without the prior written consent of the Department; provided further that, with not less than ten (10) Business Days’ prior written notice to the Department, the parties hereto may enter into any such amendment, subject to the provisions in this Section 10, that does not have an adverse effect on the Department and (ii) no amendment to this Agreement shall be effective unless each Rating Agency shall have been provided with at least ten (10) days prior notice and S&P shall not have notified the Manager or the SPV Administrator that such amendment would result in a reduction, qualification or withdrawal of the then-current rating of the Funding Note.

11.
Third-Party Beneficiary. Each of the parties hereto acknowledges and agrees that the Conduit Lender, the Department and the other Affected Parties are express third party beneficiaries hereof entitled to enforce all of the obligations of the Seller with respect to payment of Repurchase Amounts, Repurchase Event Fees and Expenses and Seller Indemnified Amounts owed by the Seller and to enforce the terms hereof as if they were parties hereto. Further, all the rights of the Purchaser hereunder with respect to any Student Loans included in the Loan Portfolio for which the Department Put Option is exercised shall be assigned to the Department and after the Department Put Date with respect to a Student Loan, the Department shall have all repurchase and other rights against the Seller upon the occurrence of any of the conditions set forth in the Department Put Agreement with respect to such Student Loan.

12.
Limitation of Liability. Notwithstanding anything contained herein to the contrary, this Agreement has been, and each Blanket Endorsement will be, signed by Union Bank and Trust Company, not in its individual capacity but solely in its capacity as the Seller ELT, and Zions First National Bank, not in its individual capacity but solely in its capacity as the Purchaser ELT, as the case may be, and in no event shall Union Bank and Trust Company, in its individual capacity, or Zions First National Bank, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller or the Purchaser under any Transfer Agreement or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Seller or the Purchaser, as the case may be.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale Number [_____] to be duly executed by their respective officers hereunto duly authorized, as of the date first written above.

NATIONAL EDUCATION LOAN NETWORK, INC., as Seller
By:
Name:
Title:
[Signatures Continue on the Following Page]

UNION BANK AND TRUST COMPANY, not in its individual capacity but solely as Seller ELT
By:
Name:
Title:
[Signatures Continue on the Following Page]

NELNET SUPERCONDUIT FUNDING, LLC, as Purchaser
By:
Name:
Title:
[Signatures Continue on the Following Page]

ZIONS FIRST NATIONAL BANK, not in its individual capacity but solely as Purchaser ELT
By:
Name:
Title:

Annex I
LOAN TRANSMITTAL SUMMARY FORM
Loan Transmittal File Pipe delimited file

1	SSN	9(009)	Yes
2	LastName	X(035)	Yes
3	FirstName	X(020)	Yes
4	LoanNumber[1]	X(019)	Yes
5	Principal Balance	9(012).99	Yes
6	LoanType
7	Promissory Note Date	—
8	First Disbursement Date	—
9	Final Disbursement Date	—
10	Loan Period Begin Date	—
11	Loan Period End Date	—
12	Loan Status Code
13	Seller or Eligible Direct Issuer LID
14	Original Lender LID
15	Guarantor	9(003)	Yes
16	Servicer	X(008)	Yes
17	School Type	X(009)	Four Year, Two Year, Proprietary/Vocational, Other; See table below.
Notice information for Servicers:
[NAME]
[ADDRESS]
[ATTENTION]
[TELEPHONE]
[FAX]
[E-MAIL]
[REPEAT AS NECESSARY]

[1]
Loan Number shall be a unique identifying number for each Student Loan. Such number must also be included in the information given to the accountants and the Conduit Administrator for any sample pool of Student Loans in connection with any Agreed Upon Procedures Letter.

ATTACHMENT B
FORM OF
BLANKET ENDORSEMENT
(Bill of Sale Number [__])
[TRANSFER DATE]
Reference is made to that certain Bill of Sale, dated as of [TRANSFER DATE], by and among NATIONAL EDUCATION LOAN NETWORK, INC., as the seller (the “Seller”), UNION BANK AND TRUST COMPANY, not in its individual capacity, but solely in its capacity as the eligible lender trustee for the benefit of the Seller (in such capacity, the “Seller ELT” and together with the Seller, the “Seller Parties”), NELNET SUPERCONDUIT FUNDING, LLC, as the purchaser (the “Purchaser”), and ZIONS FIRST NATIONAL BANK, not in its individual capacity, but solely in its capacity as the eligible lender trustee for the benefit of the Purchaser (in such capacity, the “Purchaser ELT”) (the “Bill of Sale”). Each capitalized term used but not defined herein has the meaning ascribed thereto in the Bill of Sale.
The Seller, by execution of this instrument, hereby endorses the attached promissory note which evidences one of the Student Loans included in the Loan Portfolio (each such promissory note, a “Promissory Note”). This endorsement is in blank, unrestricted form and without recourse except as provided in Section 6 of the Student Loan Purchase Agreement.
This endorsement may be effected by attaching either this instrument or a facsimile hereof to each or any of the Promissory Notes.
Notwithstanding the foregoing, the Seller ELT, on behalf of the Seller agrees to individually endorse each Promissory Note required to be so endorsed by the Purchaser or the Guarantor of such Promissory Note, at the sole cost and expense of the Purchaser, in such form as is provided by the Purchaser and is reasonably acceptable to the Seller ELT and the Department.
Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Union Bank and Trust Company, not in its individual capacity but solely in its capacity as the Seller ELT, and Zions First National Bank, not in its individual capacity but solely in its capacity as the Purchaser ELT, as the case may be, and in no event shall Union Bank and Trust Company, in its individual capacity, or Zions First National Bank, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller or the Purchaser under any Transfer Agreement or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Seller or the Purchaser, as the case may be.
THE SALE OF THE LOANS SHALL BE SUBJECT TO THE TERMS, CONDITIONS AND COVENANTS SET FORTH IN THE BILL OF SALE, INCLUDING THIS BLANKET ENDORSEMENT. BY EXECUTION HEREOF, EACH OF THE SELLER PARTIES ACKNOWLEDGES THAT SUCH PARTY HAS READ, UNDERSTANDS AND AGREES TO BE BOUND BY ALL TERMS, CONDITIONS AND COVENANTS OF THE BILL OF SALE.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Blanket Endorsement to be duly executed by their respective officers hereunto duly authorized, as of the date first written above.

SELLER	PURCHASER
NATIONAL EDUCATION LOAN NETWORK, INC.	NELNET SUPERCONDUIT FUNDING, LLC

By:	By:

(Signature of Authorized Officer)	(Signature of Authorized Officer)
Name:	Name:
Title:	Title:

Date of Sale:	Date of Purchase:

SELLER ELT	PURCHASER ELT
UNION BANK AND TRUST COMPANY, not in its individual capacity but solely as Seller ELT	ZIONS FIRST NATIONAL BANK, not in its individual capacity but solely as Purchaser ELT

Lender Code:	Lender Code:

By:	By:

(Signature of Authorized Officer)	(Signature of Authorized Officer)
Name:	Name:
Title:	Title:

Date of Sale:	Date of Purchase:

B-2

ATTACHMENT C-1
SELLER AND SELLER ELT REPRESENTATIONS AND WARRANTIES
GENERAL
(i) Each of the Seller and the Seller ELT (1) is duly organized, validly existing and in good standing under the laws of the State of its formation or of the United States, as applicable, (2) has all licenses necessary to carry out its business as now being conducted or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon it by any such state, and (3) in any event is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Loan. No licenses or approvals obtained by it have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.
(ii) The Seller ELT is an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act and has a lender identification number issued by the Department with respect to the Loans and has in effect a Guarantee Agreement with a Guarantor with respect to each of the Loans.
(iii) With respect to each state or jurisdiction therein in which the Seller or, in the event that the Seller is a special purpose entity with respect to a securitization or other financing facility, its administrator, as applicable, undertakes origination activities, Seller or such administrator, as applicable, is in full compliance with such state’s or jurisdiction’s (as applicable) laws, rules, regulations, orders, settlement agreements and other standards and procedures, including those promulgated by agencies or officers thereof, applicable to it and pertaining to the conduct of participants in the student loan industry to the extent the Seller has assented to such voluntary code of conduct (including, without limitation, any applicable “code of conduct” for participants in the student loan industry that specifically and legally applies to the Seller or its administrator, as applicable, and the Seller ELT, to the extent that non-compliance with such a code of conduct would adversely affect the Department’s rights or interest with respect to the Putable Loans that the Department purchases).
(iv) The Seller or, in the event that the Seller is a special purpose entity with respect to a securitization or other financing facility, its administrator, as applicable, has administered, operated and maintained its federal family education loan program in such manner as to ensure that such program and the Loans will benefit, in all material respects, from the FFELP, the Guarantee Agreements related thereto and the federal program of reimbursement for FFELP student loans pursuant to the Higher Education Act.
(v) The Seller has not, with respect to any Loan Transferred under a Bill of Sale executed pursuant to this Agreement, agreed to release any Guarantor from any of its contractual obligations as a guarantor of such Loan or agreed otherwise to alter, amend or renegotiate any material term or condition under which such Loan is Guaranteed, except as required by law or rules and regulations issued pursuant to law, without the express prior written consent of the Department.
(vi) Each of the Seller and the Seller ELT (1) has all requisite power and authority to hold each Loan, to sell each Loan, to pledge each Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and each other Transfer Agreement, (2) has duly authorized the execution, delivery and performance of this Agreement and each other Transfer Agreement and (3) has duly executed and delivered this Agreement and each Transfer Agreement. This Agreement and each other Transfer Agreement, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Seller and the Seller ELT, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of rights of creditors generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); provided, however, that if the Seller is not an Eligible Lender, the power and authority to hold, sell and pledge each Loan described in clause (1) shall refer, with respect to the holder of the beneficial interests of such Loans, to the beneficial interest of the Seller, and with respect to the Seller ELT, to its interest as the legal title holder of the Loan.

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(vii) The execution and delivery of this Agreement and each other Transfer Agreement by each of the Seller and the Seller ELT and the performance of and compliance with the terms of this Agreement and each other Transfer Agreement will not violate its formation documents or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or its assets.
(viii) Neither the Seller nor the Seller ELT is in violation of, and the execution and delivery of this Agreement and each other Transfer Agreement by it and its performance and compliance with the terms of this Agreement and each other Transfer Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over it or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or its operations or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties thereunder.
(ix) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and each other Transfer Agreement.
(x) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement or any other Transfer Agreement, (B) that seeks to prevent the sale or pledge of Student Loans or the consummation of the transactions contemplated by this Agreement or any other Transfer Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transfer Agreement.
(xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller or the Seller ELT of, or compliance by it with, this Agreement or any other Transfer Agreement or the consummation of the transactions contemplated by this Agreement or any other Transfer Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Transfer Date.
(xii) The transfer of the Loans shall be treated as a sale on the books and records of the Seller and the Seller ELT, and, to the extent consistent with the facts and the circumstances of the transaction and applicable tax and accounting standards, the Seller and the Seller ELT will treat the disposition of the Loans pursuant to this Agreement for tax and accounting purposes as a sale. Each of the Seller and the Seller ELT shall maintain a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan by the Purchaser Parties.
(xiii) The consideration received by the Seller upon each Transfer of the Loans constitutes fair consideration and reasonably equivalent value for such Loans.
(xiv) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Loan with any intent to hinder, delay or defraud any of its creditors.

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(xv) The Seller or, in the event that the Seller is a special purpose entity with respect to a securitization or other financing facility, its administrator, as applicable, has an internal quality control program that verifies, on a regular basis, the existence and accuracy of its legal documents, credit documents and underwriting decisions, including all such documents and decisions that would affect the validity of the representations and warranties required under this Agreement. The program shall include evaluating and monitoring the overall quality of the loan production and servicing of the loans of such Seller or administrator, as applicable. The program is to ensure that the Loans are originated and serviced in accordance with applicable law; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.
(xvi) The Seller will not adversely select Loans for sale or pledge under this Agreement; provided the Loan Sale Allocation Criteria shall be deemed not to be adverse.

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ATTACHMENT C-2
SELLER AND SELLER ELT REPRESENTATIONS AND WARRANTIES
LOANS
(i) The Seller with respect to beneficial ownership and the Seller ELT with respect to record ownership, each has good and marketable title to, and are the sole owners of, such Loan, free and clear of any security interest or lien (other than an interest or lien that will be released simultaneously with the Transfer of such Loan hereunder pursuant to a Security Release Certification), charges, claims, offsets, defenses, counterclaims or encumbrances of any nature (including, without limitation, any circumstances that could impair transfer of title to the Loans free and clear of the claim of any party) and no right of rescission, offsets, defenses or counterclaims have been asserted or threatened with respect to such Loan. The Transfer of such Loan constitutes the absolute transfer of all right, title and interests of the Seller with respect to beneficial ownership, and the Seller ELT, with respect to record ownership in such Loan to the Purchaser Parties free and clear of any lien or Adverse Claim.
(ii) Such Loan is an Eligible Loan and the description of and information regarding such Loan set forth in the Bill of Sale, Loan Transmittal Summary Form and any loan schedule prepared or delivered in connection with the transfer thereof is true, complete and correct as of the date of the applicable loan schedule.
(iii) The Seller (with respect to beneficial ownership) and the Seller ELT (with respect to record ownership) is authorized to Transfer and, to the extent required hereunder, reacquire such Loan; and the Transfer of such Loan is or, in the case of a reacquisition by the Seller (with respect to beneficial ownership) and the Seller ELT (with respect to record ownership), will be made pursuant to and consistent with the laws and regulations under which each of the Seller and the Seller ELT operates, and will not violate any decree, judgment or order of any court or agency, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which it is a party or by which it or its property is bound, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) thereunder.
(iv) Such Loan is in full force and effect in accordance with its terms and is the legal, valid and binding obligations of the respective Borrower thereunder subject to no defenses.
(v) Such Loan has been duly made and serviced in accordance with the provisions of the FFELP established under the Higher Education Act, and has been duly guaranteed by a Guarantor; the Guarantee Agreement is in full force and effect, and all premiums due and payable to such Guarantor as of the related Transfer Date shall have been paid in full.
(vi) Such Loan provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the Principal Balance thereof by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws, including, those of the Higher Education Act or any applicable Guarantee Agreement, as applicable.
(vii) Any payments on such Loan received by the Purchaser that have been allocated to the reduction of principal and interest on such Loan have been allocated on a simple interest basis.
(viii) Such Loan has been duly made and serviced in accordance with all applicable federal, state and local laws.

C-2-1

(ix) Due diligence and reasonable care have been exercised in the making, administering, servicing and collecting on such Loan and, all disclosures of information required to be made pursuant to the Higher Education Act prior to the related Transfer Date have been made.
(x) The related Borrower is an eligible borrower under the terms of Section 428, 428B or 428H of the Higher Education Act, as applicable.
(xi) All borrower origination and loan fees required by Section 438 of the Higher Education Act have been paid to the Secretary or appropriately reserved by the Seller or Seller ELT for payment to the Secretary.
(xii) Such Loan is denominated and payable only in United States dollars.
(xiii) The transfer and assignment herein contemplated constitute a valid Transfer of such Loan from the Seller with respect to beneficial ownership, and the Seller ELT, with respect to record ownership to the Purchaser Parties, and the beneficial interest in and title to such Loan shall not be part of the Seller’s or the Seller ELT’s estate in the event of its bankruptcy or the appointment of a receiver with respect to the Seller or Seller ELT.
(xiv) With respect to the related Promissory Note, there is only one originally executed Promissory Note evidencing such Loan, and such original Promissory Note (or a true and correct copy thereof) has been delivered to the designee of the Purchaser. If a true and exact copy of an original electronic Promissory Note has been delivered to the Purchaser or its designee, the Seller of such Loan (or its designee) has possession of such electronic Promissory Note. The related Promissory Note that constitutes or evidences such Loan does not have any marks or notations indicating that it has been further pledged, assigned or otherwise conveyed to any Person other than the Purchaser, the Purchaser ELT or their designee (other than an interest or lien that will be released simultaneously with the purchase of the Loans under this Agreement).
(xv) To the extent such Loan is evidenced by an electronic Promissory Note, the Seller has complied (and has caused any originator or servicer of such Loan to comply) with all regulations and other requirements adopted by the applicable Guarantor or the Department relating to the validity and enforceability of such Promissory Note.
(xvi) Neither the Seller nor the Seller ELT has pledged, assigned, sold, granted a security interest in, or otherwise conveyed such Loan (other than an interest or lien released simultaneously with the Transfer of such Loan hereunder pursuant to a Security Release Certification). Neither Seller Party has authorized the filing of or is aware of any financing statements against it that include a description of collateral covering any Loan hereunder (whether or not any additional collateral is covered by such financing statements) or any other security interest that has not been terminated with respect to the applicable Loans, or that will not be terminated with respect to the applicable Loans upon Transfer to the Purchaser Parties. Neither Seller Party is aware of any judgment or tax lien filings against it.
(xvii) The related Borrower of such Loan as of the related Transfer Date is not noted in any loan file prepared in connection therewith, including the related Loan Transmittal Summary Form, as being currently involved in a bankruptcy proceeding.
(xviii) Such Loan satisfies all of the terms and conditions of the Transaction Documents.
(xix) The Seller with respect to beneficial ownership, and the Seller ELT, with respect to record ownership had title to and ownership of, the Loan on or after the date on which the Seller’s Notice of Intent to Participate was received and acknowledged by the Department, and before July 1, 2010.
(xx) Such Loan was not delinquent for 210 days or more or at such time subject to a claim filed with the applicable Guarantor.
(xxi) Such Loan has not been previously pledged to secure the Funding Note.

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(xxii) Such Loan is an Eligible Loan.
(xxiii) Either (i) such Loan is not subject to any Excluded Borrower Benefits or (ii) with respect to any Loan subject to Excluded Borrower Benefits, the amount required to be deposited into the Excluded Borrower Benefit Account has been deposited.

C-2-3

ATTACHMENT C-3
SELLER REPRESENTATIONS AND WARRANTIES
ADDITIONAL
(i) The Seller is not required to register as an “investment company” and is not controlled by an entity that is required to register as an “investment company” under the Investment Company Act.
(ii) (1) No Reportable Event has occurred during the six year period prior to the date on which this representation is made or deemed made with respect to any Benefit Plan; (2) no steps have been taken by any Person to terminate any Benefit Plan subject to Title IV of ERISA; (3) no contribution failure or other event has occurred with respect to any Benefit Plan which is sufficient to give rise to a lien on the assets of the Seller or any ERISA Affiliate in favor of the PBGC, during such six-year period; (4) each Benefit Plan has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws and regulations; (5) neither the Seller nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment and which is unfunded by a material amount, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA; (6) the present value of all accrued benefits under each Benefit Plan subject to Title IV of ERISA (based on those assumptions used to fund such Benefit Plans) did not, as of the last valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Benefit Plan allocable to such accrued benefits; (7) neither the Seller nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan and neither the Seller nor any ERISA Affiliate would become subject to any liability under ERISA if the Seller or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and (8) no such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA or in reorganization within the meaning of Section 4241 of ERISA; provided that this subsection (ii) shall not apply to events which could not reasonably be expected to have a Material Adverse Effect on the Seller.
(iii) The Seller has caused the filing of all such UCC financing statements in the proper filing offices of all such jurisdictions as may be necessary under all applicable law in order to perfect the Collateral Security Interest as a first-priority continuing security interest in each Loan Transferred hereunder and all such UCC financing statements contain a statement to the following effect: “A transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the secured party.”
(iv) Together with each other Transfer Agreement, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all Loans Transferred hereunder in favor of the Purchaser Parties, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of, and purchasers from, the Seller Parties.
(v) All information supplied by, or on behalf of, the Seller in writing to either Purchaser Party and the Department in connection with this Agreement, the related Bill of Sale or any other Transaction Document is true, accurate and complete in all material respects as of the date thereof stated or certified. No information, exhibit or report furnished by the Seller to any Purchaser Party or the Department in connection with this Agreement, the related Bill of Sale or any other Transaction Document contains any material misstatement. The financial information regarding the Seller heretofore delivered to the Purchaser Parties and the Department correctly and fairly presents the financial condition of the Seller as of the date hereof.

C-3-1

ATTACHMENT C-4
PURCHASER AND PURCHASER ELT REPRESENTATIONS AND WARRANTIES
(i) Each of the Purchaser and Purchaser ELT (1) is duly organized, validly existing and in good standing under the laws of the State of its formation or of the United States, as applicable, (2) has all licenses necessary to carry out its business as now being conducted or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon it by any such state, and (3) in any event is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Loan. No licenses or approvals obtained by it have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.
(ii) The Purchaser ELT is an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act, has a lender identification number issued by the Department with respect to the Loans (which lender identification number is not shared with any other Person and is not associated with any student loans other than Student Loans pledged to the Conduit Lender) and the Seller ELT has in effect a Guarantee Agreement with a Guarantor with respect to each of the Loans.
(iii) Each of the Purchaser and Purchaser ELT (1) has duly authorized the execution, delivery and performance of this Agreement and each other Transfer Agreement and (2) has duly executed and delivered this Agreement and each Transfer Agreement. This Agreement and each other Transfer Agreement, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Purchaser and the Purchaser ELT, enforceable against each it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of rights of creditors generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
(iv) The execution and delivery of this Agreement and each other Transfer Agreement by the Purchaser and the Purchaser ELT and the performance of and compliance with the terms of this Agreement and each other Transfer Agreement will not violate its formation documents or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or its assets.
(v) Neither the Purchaser nor the Purchaser ELT is in violation of, and the execution and delivery of this Agreement and each other Transfer Agreement by it and its performance and compliance with the terms of this Agreement and each other Transfer Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over it or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or its operations or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties thereunder.
(vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser or Purchaser ELT of, or compliance by it with, this Agreement or any other Transfer Agreement or the consummation of the transactions contemplated by this Agreement or any other Transfer Agreement, except, with respect to any other Transfer Agreement, for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Transfer Date.

C-4-1

ATTACHMENT D-1
SELLER COVENANTS
(i) The Seller shall comply with all applicable laws, rules, regulations and orders, except to the extent that failure to so comply would not have a Material Adverse Effect.
(ii) The Seller shall preserve and maintain its existence as an organization, and its rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could have a Material Adverse Effect.
(iii) The Seller shall not change its legal name, any other name under which it does business, its principal place of business, its chief executive office, the location where it keeps any Records in its possession or under its control, its type of organization or its jurisdiction of formation without:
(A)	giving prior written notice to the Purchaser, the Department and the Conduit Administrator; and
(B)
taking, at its own expense, all actions reasonably requested by either Purchaser Party, the Department or the Conduit Administrator in order to perfect, maintain and protect the interest of the Purchaser Parties in the Loans and the Related Security with respect thereto, including, without limitation, the Collateral Security Interest.

(iv) The Seller shall permit the Purchaser, the Conduit Administrator and the Department, and their respective agents, upon reasonable notice and from time to time during regular business hours, upon reasonable notice: (a) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Loans and (b) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (a) above, and to discuss matters relating to the Loans or the Seller’s performance hereunder with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters; provided that prior to the occurrence of the Sale Termination Date, the Purchaser and the Conduit Administrator shall make not more than one such inspection per calendar year; it being understood that the Department shall not be subject to the limitation contained in the immediately preceding proviso. Any reasonable expenses related to such inspections shall be reimbursable directly by the Purchaser. In addition, from time to time during the year, the Conduit Administrator may, at its own expense, conduct any other inspections as it may deem necessary or appropriate, provided such inspections occur upon reasonable notice and during regular business hours.
(v) Seller shall take all actions necessary to ensure that:
(A)	Except as expressly set forth in the Transaction Documents, the Purchaser’s operating expenses are not paid by the Seller;
(B)	The books and records of the Seller are maintained separately from those of the Purchaser;
(C)	Except as expressly set forth in the Transaction Documents, the funds of the Seller are not commingled with those of the Purchaser;
(D)	The Seller strictly observes corporate formalities in its dealing with the Purchaser;
(E)	The Seller maintains an arm’s length relationship with the Purchaser and the Seller is compensated at market rates for any services it renders or otherwise furnishes to the Purchaser; and
(F)
Except as expressly set forth in the Transaction Documents, the Seller is not, and does not hold itself out to be, responsible for the debts of the Purchaser or the decisions or actions in respect of the daily business and affairs of the Purchaser.

D-1-1

(vi) The Seller shall take, at its own expense, any and all actions reasonably requested by either Purchaser Party, the Department or the Conduit Administrator in order to perfect, maintain and protect the interest of the Purchaser Parties and the Department in the Loans and the Related Security with respect thereto, including, without limitation, the Collateral Security Interest or to enable either Purchaser Party to exercise its rights and remedies hereunder with respect to any of the Loans and the Related Security with respect thereto, including, without limitation:
(A)
executing, authorizing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to the Purchaser Parties, the Department and the Conduit Administrator;

(B)
delivering to the Conduit Administrator, the Department or applicable Subcustodian, in each case as bailee for the Conduit Lender and in accordance with the applicable Transfer Agreements, all manually executed Promissory Notes duly endorsed and accompanied by duly executed instruments of transfer or assignment and all electronic records evidencing electronically executed Promissory Notes; and

(C)
marking conspicuously each Record in its possession or under its control with a legend, in form and substance reasonably satisfactory to the Purchaser, the Department and the Conduit Administrator, indicating that the related Loan has been sold to the Purchaser and such Record is subject to a security interest in favor of the Purchaser.

(vii) In the event of (A) any merger or consolidation of the Seller into another Person, (B) any merger or consolidation to which the Seller shall be a party resulting in the creation of another Person, (C) any Person succeeding to the properties and assets of the Seller substantially as a whole or (D) an event or series of events by which any Person acquires the right to vote more than 50% of the common stock or other voting interest of the Seller, the Seller shall cause such Person to execute an agreement which states expressly that such Person assumes every obligation of the Seller hereunder and under each other Transaction Document to which the Seller is party, in form satisfactory to the Purchaser and the Conduit Administrator.
(viii) The Seller shall deliver to the Purchaser, the Department and the Conduit Administrator:
(A)
promptly and in any event within 45 days after the filing or receiving thereof, copies of all reports, documentation and notices with respect to (A) any “Reportable Event,” relating to a Benefit Plan (B) the institution of proceedings or the taking of any other action regarding the termination of, withdrawal from, reorganization within the meaning of Section 4241 of ERISA or insolvency within the meaning of Section 4245 of ERISA, any Benefit Plan subject to Title IV of ERISA which the Seller or any of its ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which the Seller or any of its ERISA Affiliates receives from the PBGC, (C) a failure to make any required contribution to a Benefit Plan, (D) the creation of any lien against the assets of the Seller or an ERISA Affiliate in favor of the PBGC or a Benefit Plan under ERISA or (E) the taking of any action with respect to a Benefit Plan which could result in the requirement that the Seller or any ERISA Affiliate furnish a bond or other security to the PBGC or such Benefit Plan;

(B)
immediately upon becoming aware (i) of any failure of the Seller to comply with the terms and conditions of this Agreement, or (ii) that any representation, warranty or statement made by the Seller pursuant to this Agreement was false or incorrect in any material respect when made or deemed made, a written statement of the chief financial officer or chief accounting officer of the Seller setting forth details of such event and the action that the Seller proposes to take with respect thereto;

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(C)	promptly (but in any event within five (5) Business Days) after the Seller’s actual knowledge or receipt of notice thereof, written notice of:
(1)
the submission of any claim or the initiation or threat of, or any material adverse development in, any legal process, litigation, administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Seller that could have a Material Adverse Effect;

(2)
the receipt of notice (A) that the Seller is being placed under regulatory supervision, (B) that any license, permit, charter, registration or approval necessary for the conduct of the Seller’s business is to be, or may be, suspended or revoked, or (C) ordering the Seller to cease and desist from any practice, procedure or policy employed by the Seller in the conduct of its business, and such cessation could have a Material Adverse Effect;

(3)
the commencement of any proceedings by or against the Seller under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Seller or any of its assets; or

(4)	changes in any law, rule or regulation or the promulgation of any proceeding or any proposed or final rule that could have a Material Adverse Effect; or
(D)
to the extent such are available without undue hardship or expense, promptly after receipt of written request therefor, such other information, documents, records or reports respecting the Loans or the condition or operations (financial or otherwise) of the Seller as the Purchaser, the Department or the Conduit Administrator may reasonably request in order to protect the interests of the Purchaser Parties and the Department hereunder.

(ix) The Seller shall from and after the Closing Date, (i) cause the Seller ELT to maintain the applicable Guarantee Agreements and diligently enforce the Seller ELT’s rights thereunder; (ii) cause the Seller ELT to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all Loans covered thereby; and (iii) not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with any such Guarantee Agreement or any similar or supplemental agreement in any manner which would materially and adversely affect the ability of the Funding Note Issuer to perform its obligations under the Funding Note Purchase Agreement or cause a Material Adverse Effect with respect to the Funding Note Issuer without the prior written consent of the Conduit Administrator and the Manager, except as shall be required by applicable laws or regulations.

D-1-3

ATTACHMENT D-2
SELLER ELT COVENANTS
The Seller ELT shall not change its legal name, any other name under which it does business or the state where it is located for purposes of Section 9-307 of the New York UCC without:
(A)	giving prior written notice to the Purchaser, the Department and the Conduit Administrator; and
(B)
cooperating, at the sole cost and expense of the Seller, with all actions reasonably requested by either Purchaser Party, the Department or the Conduit Administrator in order to perfect, maintain and protect the interest of the Purchaser Parties in the Loans and the Related Security with respect thereto, including, without limitation, the Collateral Security Interest.

D-2-1

ATTACHMENT D-3
PURCHASER COVENANTS
The Purchaser shall not change its legal name, any other name under which it does business or the state where it is located for purposes of Section 9-307 of the New York UCC without:
(A)	giving prior written notice to the Department and the Conduit Administrator; and
(B)
taking, at the sole cost and expense of the Purchaser, all actions reasonably requested by the Department or the Conduit Administrator in order to perfect, maintain and protect the interest of the Purchaser in the Loans and the Related Security with respect thereto, including, without limitation, the Collateral Security Interest.

D-3-1

ATTACHMENT D-4
PURCHASER ELT COVENANTS
(i) The Purchaser ELT shall not change its legal name, any other name under which it does business or the state where it is located for purposes of Section 9-307 of the New York UCC without:
(A)	giving prior written notice to the Purchaser, the Department and the Conduit Administrator; and
(B)
cooperating, at the sole cost and expense of the Purchaser, with all actions reasonably requested by the Purchaser, the Department or the Conduit Administrator in order to perfect, maintain and protect the interest of the Purchaser in the Loans and the Related Security with respect thereto, including, without limitation, the Collateral Security Interest.

(ii) The Purchaser ELT shall hold title to all Loans for the benefit of the Purchaser and not for its own account.

D-4-1

ATTACHMENT E
NOTICE ADDRESSES
If to the Seller:
National Education Loan Network, Inc.
121 South 13th Street
Suite 201
Lincoln NE 68508
Attention: Carol Aversman
Fax: (402) 458-2399
Email: carol.aversman@nelnet.com
If to the Seller ELT:
Union Bank and Trust Company
6801 South 27th Street
Lincoln, NE 68506
Attention: Jon Gross
Fax: (402) 323-1105
Email: jon.gross@ubt.com
If to the Purchaser:
Nelnet Superconduit Funding, LLC
c/o National Education Loan Network, Inc.
121 South 13th Street
Suite 201
Lincoln NE 68508
Attention: Carol Aversman
Fax: (402) 458-2399
Email: carol.aversman@nelnet.com
with a copy to:
National Education Loan Network, Inc.
121 South 13th Street
Suite 201
Lincoln NE 68508
Attention: Carol Aversman
Fax: (402) 458-2399
Email: carol.aversman@nelnet.com

E-1

If to the Purchaser ELT:
Zions First National Bank
1001 17th Street, Suite 1050
Denver, CO 80202
Fax: (720) 947-7480
Email: casey.gunning@zionsbank.com
If to the Conduit Administrator:
The Bank of New York Mellon
101 Barclay Street, 4E
New York, NY 10286
Attention: Andrew J Taylor
Fax: (212) 815-2020
e-mail: BMOStraightA@bnymellon.com
If to the Department:
By U.S. Postal Service mail:
United States Department of Education
400 Maryland Avenue, SW
UCP, Room 111G3
Washington, DC 20202-5402
Attention: FFELP Agreement Process Team
e-mail: FFEL.agreementprocess@ed.gov
By courier or express mail:
United States Department of Education
830 First Street, N.E.
Room 111G3
Washington, DC 20202-5402
Attention: FFELP Agreement Process Team
e-mail: FFEL.agreementprocess@ed.gov
If to the Rating Agencies:
Standard & Poor’s Ratings Services
55 Water Street, 35th floor
New York, NY 10041
Attention: Dev Vithani
e-mail: servicer_reports@sandp.com
Fitch, Inc.
One State Street Plaza
New York, New York 10004
Attention: Asset-Backed Securities
Fax: (212) 514-9879
e-mail: notifications.abs@fitchratings.com
If to a Servicer:
The address set forth in the Bill of Sale with respect to the applicable Loan.

E-2

ATTACHMENT F
FORM OF SUBORDINATED CREDIT AGREEMENT
THIS SUBORDINATED CREDIT AGREEMENT (this “Agreement”) is made as of May 13, 2009, between NATIONAL EDUCATION LOAN NETWORK, INC., a Nevada corporation (the “Lender”), and NELNET SUPERCONDUIT FUNDING, LLC, a Delaware limited liability company (the “Company”).
PRELIMINARY STATEMENTS
WHEREAS, the Company will initially issue a variable funding note (the “Funding Note”) pursuant to the Funding Note Purchase Agreement, dated as of May 13, 2009, among Straight-A Funding, LLC, as conduit lender (the “Conduit Lender”), the Company, Zions First National Bank, as eligible lender trustee, Nelnet, Inc., as sponsor, The Bank of New York Mellon, as conduit administrator, securities intermediary and conduit lender eligible lender trustee, BMO Capital Markets Corp., as manager, and National Education Loan Network, Inc., as master servicer, and National Education Loan Network, Inc., as SPV administrator (as amended, restated, supplemented or otherwise modified, the “Funding Note Purchase Agreement”);
WHEREAS, from time to time, the Company will purchase certain Eligible Loans from the Seller pursuant to the terms of the Student Loan Purchase Agreement;
WHEREAS, the Company desires to borrow from the Lender in connection with any purchase of Eligible Loans, the amount of the difference, if any, between the purchase price of the Eligible Loans purchased pursuant to the Student Loan Purchase Agreement on such date (being their fair market value based on current market conditions at the time of transfer) and the amount of funds the Company otherwise has available to pay such purchase price; and
WHEREAS, the Lender may be willing to make subordinated loans to Company to fund such amounts on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
Section 1.01. Defined Terms. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Funding Note Purchase Agreement. The principles of construction and rules of interpretation set forth in Appendix A to the Funding Note Purchase Agreement shall apply, mutatis mutandis, to this Agreement, with each reference to “this Agreement” in such Section being a reference to this Agreement. The following terms have the following meanings:
“Event of Default” means any event of default specified in Section 5.01.
“LIBOR Rate” means, the daily weighted average of the rate per annum for each day during the period equal to the rate determined by the Lender be the offered rate that appears on the page of the Reuters Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01) for deposits in United States dollars (for delivery on the first day of such period) with a one-month period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such period.
“Loan” means each loan of funds made to the Company by the Lender pursuant to Section 2.01.

“Maturity Date” means the earlier to occur of (i) the date designated as such in writing by the Company and the Lender from time to time and (ii) the date this Agreement is terminated by the Lender pursuant to Section 5.02; provided, that in no event shall the Maturity Date occur prior to the date that is one year and one day after the Final Maturity Date under the Funding Note Purchase Agreement and the payment in full of the Obligations thereunder.
“Scheduled Expiration Date” means the date that is 364 days after the date hereof, which shall be automatically renewed for an additional term of 364 days unless either the Company or the Lender sends written notice to the other party not less than 30 days prior to the next applicable Scheduled Expiration Date of such party’s desire not to extend the Scheduled Expiration Date for an additional term.
“Spread” means 0.50%.
ARTICLE II
Section 2.01. Loans to Company. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth herein, the Lender, in its sole discretion, may make Loans to the Company, from time to time from the date of this Agreement to but excluding the Scheduled Expiration Date, in an aggregate principal amount outstanding at any one time not to exceed One Hundred Million Dollars ($100,000,000); provided that no Loan shall be made at any time if, after giving effect to such Loan, the aggregate principal amount outstanding, together with interest owing thereon, shall exceed the excess of the aggregate Collateral Value of all Financed Student Loans, over the aggregate amount of all Obligations. The determination of the Lender to make a Loan will also be subject to the conditions that (and the Company shall not request a Loan unless) (i) no event has occurred and is continuing, or would occur by the borrowing of the Loan, which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both, would constitute an Event of Default and (ii) the representations and warranties contained in Section 3.01 are true and correct on and as of the date of each such Loan and will continue to be true and correct after such Loan is made. The Loans shall be evidenced by a subordinated note in the form attached as Exhibit A.
Section 2.02. Company’s Obligations. The Company hereby promises to pay in full the unpaid principal amount of the Loans on the Maturity Date and any and all accrued and unpaid interest on the Loans as more fully set forth in Section 2.04 below. The obligation of the Company to pay the principal of and interest on the Loans shall be absolute and unconditional, shall be binding and, to the fullest extent permitted by law, enforceable in all circumstances whatsoever and shall not be subject to setoff, recoupment or counterclaim; provided, however, that the Company shall only be obligated to pay principal of and interest on the Loans from distributions of Available Funds (if any) pursuant to and in accordance with the priority of payments set forth in Section 1.05(c) of the Funding Note Purchase Agreement and, after termination of the Funding Note Purchase Agreement, from funds of the Company. The Lender, as agent for the Company, shall maintain on its books and records a register on which it will record each Loan made, each repayment of any Loan and interest thereon, each transfer of any Loan, and each owner of any Loan. Any such recordation by the Lender shall be presumptively correct, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect the Company’s obligations hereunder. The register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice.
Section 2.03. Requests for Loans. The Company will give the Lender notice of a request for a Loan at least one (1) Business Day prior to the day on which the Company wishes to receive the Loan. Subject to the terms and conditions of this Agreement, the Lender will make the requested Loan on the Business Day specified in the notice in immediately available funds in accordance with the Company’s payment instructions.

Section 2.04. Interest. (a) Interest will accrue on the average daily balance of the unpaid principal amount of the Loans, for each day from the date such Loans are made until they become due or are paid in full, at a rate per annum equal to the sum of the LIBOR Rate then in effect plus the Spread. Should any principal of, or accrued interest on, a Loan not be paid when due, such amount will bear interest from its due date until paid in full, at a rate per annum equal to the LIBOR Rate then in effect plus 1.00%). In no event will the rate of interest hereunder exceed the maximum rate allowed by law. A certificate of the Lender as to determination of the LIBOR Rate, the Spread, the calculation of the interest rate therefrom and the calculation of any interest due and payable will be, absent manifest error, conclusive and binding on the Company.
(b) Interest shall be payable on each Settlement Date during the term of this Agreement; provided, that if such day is not a Business Day, the payment date for such period shall be the Business Day immediately following such day (but only to the extent that the Company has funds for such purpose in accordance with Section 2.02 hereof) and on the Maturity Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest or other amounts are payable.
Section 2.05. Repayment and Prepayment of the Loans. The outstanding principal amount of all Loans and all accrued and unpaid interest thereon will be due and payable in full on the Maturity Date. The Company may prepay any outstanding Loan, in whole or in part, at any time without penalty. Any amounts prepaid may be reborrowed. All payments of principal of and interest on the Loans will be made in lawful money of the United States, in immediately available funds, to the agent of the Lender (as may be designated in writing by the Lender from time to time). If any such payment falls due on a day which is not a Business Day, such payment will be due on the next following Business Day. Payments received by the Lender will be applied: first, to accrued and unpaid interest on the Loans, and second, to the principal of the Loans.
ARTICLE III
Section 3.01. Representations and Warranties. To induce the Lender to extend this Agreement and to make Loans in its sole discretion hereunder, the Company represents and warrants as follows:
(a) It is a limited liability company duly organized, validly existing and in good standing solely under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified;
(b) It has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by it, this Agreement will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms;
(c) There does not exist any default or violation by it of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any material agreement or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law or by any governmental authority, court or agency; and
(d) At the time of (and immediately after) each Loan is made hereunder, (i) the Company’s total assets exceed its total liabilities, (ii) the Company’s cash on hand is sufficient to satisfy all of its current obligations (other than any amounts due under this Agreement and the obligation to pay the outstanding Funding Note), (iii) the Company is adequately capitalized at a commercially reasonable level, (iv) the Company has determined that its financial capacity to meet its financing commitment under this Agreement is adequate and (v) the principal amount outstanding under this Agreement, together with the interest owning thereon, does not exceed the excess of the aggregate Collateral Value of all Financed Student Loans, over the aggregate amount of all Obligations.

ARTICLE IV
Section 4.01 Compliance with Laws. The Company shall comply with all applicable laws, rules and regulations in all material respects.
Section 4.02 Keeping of Records and Books of Account. The Company shall maintain and keep proper books and records and account which enable the Company to prepare and issue financial statements in accordance with generally accepted accounting principles and as otherwise may be required by any applicable law, rule or regulation and in which full, true and correct entries shall be made of all of its dealings and business and financial affairs. The Company shall permit the Lender to examine and make excerpts from such books and records at such times and as often as the Lender may reasonably request. The Company shall permit, upon the request of the Lender, an audit to be conducted of the Company’s financial statements and books and records. Any such audit shall be at the Company’s expense and shall be conducted by independent accountants selected by the Lender.
Section 4.03 No Distributions. The Company will not make any cash or in-kind distributions to its equity holders unless both before and after each such distribution the representations and warranties contained in Section 3.01 above would be true and correct.
ARTICLE V
Section 5.01 Events of Default. Each of the following shall constitute an Event of Default (“Event of Default”):
(a) the Company fails to pay, within five (5) Business Days after it is due and payable, any principal of or interest on any of the Loans; provided, that for purposes of this Section 5.01(a), no principal or interest shall be considered due and payable on a date that is prior to the Maturity Date; or
(b) the Company fails to perform or observe any other term or condition of any of this Agreement applicable to it and such event or circumstance, if capable of being cured, is not cured within 30 days after written notice thereof is given by the Lender to the Company; or
(c) an Event of Bankruptcy occurs with respect to the Company.
Section 5.02 Remedies. Upon the occurrence of an Event of Default, the Lender may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by the Company): (i) terminate this Agreement and declare the principal of and interest on the Loans and all other sums owing by the Company to the Lender under this Agreement forthwith due and payable, whereupon this Agreement will terminate and the principal of, and interest on, the Loans and all such other sums will become forthwith due and payable; and (ii) subject to Section 5.03, exercise all rights granted pursuant to this Agreement, in such order and in such manner as the Lender may, in its sole and exclusive judgment, determine.
Section 5.03 Subordination. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Lender is deemed to have any interest in any assets of the Company, the Lender agrees that all amounts outstanding hereunder and its interest in those assets are subordinate in all respects to claims or rights of the Conduit Lender and the Department under the Funding Note issued pursuant to the Funding Note Purchase Agreement; and provided further, that notwithstanding any rights or remedies available to the Lender under this Agreement, applicable law or otherwise, prior to the time that all secured indebtedness or other secured obligations owned by the Company, including the obligations of the Company under the Funding Note Purchase Agreement, shall have been repaid in full, (i) the Lender shall not, directly or indirectly, seek to accelerate or enforce (judicially or non-judicially) its rights hereunder or assert any claims or interests therein (including, without limitation, by setoff or notification of account debtors) and (ii) in the event that the Lender shall receive any payment or other distribution of any kind or character from the Company constituting collateral that is pledged to a Conduit Lender other than funds transferred to the Lender, that are expressly permitted to be released to the Lender pursuant to Section 4.05 of the Funding Note Purchase Agreement, such payment or other distribution shall be received in trust for such Conduit Lender and shall be turned over to such Conduit Lender forthwith by the Lender. The Lender agrees that this Agreement constitutes a subordination agreement for purposes of Section 510(a) of the United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

ARTICLE VI
Section 6.01 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and, in the case of an amendment, is signed by all the parties hereto and, in the case of a waiver, is signed by the party granting the waiver and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided that (a) no amendment to this Agreement shall be effective without the prior written consent of the Department; provided that, with not less than ten (10) Business Days’ prior written notice to the Department, the parties hereto may enter into any such amendment, subject to the provisions in this Section 6.01, that does not have an adverse effect on the Department and (b) no amendment to this Agreement shall be effective unless each Rating Agency shall have been provided with at least ten (10) days notice and S&P shall not have notified the Manager or the SPV Administrator that such amendment would result in a reduction, qualification or withdrawal of the then-current rating of the Funding Note. To the extent the consent of the Lender is required under this Agreement, the determination as to whether to grant or withhold such consent shall be made by the Lender in its sole discretion without any implied duty toward any other Person, except as otherwise expressly provided herein or therein.
Section 6.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic means) and mailed, delivered by nationally recognized overnight courier service, transmitted or delivered by hand, as to each party hereto, at its address set forth on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the specified facsimile number and an appropriate confirmation is received, (ii) if given by mail, five days after being deposited in the United States mails, first class postage prepaid, (iii) if given by recognized courier guaranteeing overnight delivery, the Business Day following such day after such communication is delivered to such courier or (iv) if given by any other means, when delivered at the address specified in this Section 6.02.
Section 6.03. No Waivers; Remedies. No failure or delay by any party hereto in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 6.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party, except as otherwise permitted by this Agreement, and any such purported assignment without such consent shall be void. The Lender may not transfer interest in the Loans to persons other than affiliates of the Lender that are U.S. Persons, as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.
Section 6.05 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 6.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
Section 6.07. Submission to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 6.07 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
Section 6.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT.
Section 6.09. Appointment of Service Agent. The Company hereby appoints Corporation Service Company located at 80 State Street, Albany, NY 12207-2543, as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan by the Lender or any successor or assignee of any of them.
Section 6.10. Bankruptcy Non-Petition and Limited Recourse. Notwithstanding any other provision of this Agreement, the Lender covenants and agrees that it shall not, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after payment in full of all “Obligations” (as defined in the Funding Note Purchase Agreement), institute against, or join any other Person in instituting against, the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any similar proceeding under any federal or state bankruptcy or similar law; provided that nothing in this provision shall preclude or be deemed to stop any other party hereto from taking any action prior to the expiration of the aforementioned one year and one day period in (i) any case or proceeding voluntarily filed or commenced by the Company or (ii) any involuntary insolvency proceeding filed or commenced against the Company by a Person other than any other party hereto. The obligations of the Company under this Agreement are unsecured obligations. The Lender acknowledges that the Company has no assets other than the Pledged Collateral and all amounts owed hereunder are limited recourse obligations payable solely from Available Funds generated by the Pledged Collateral and available for payment of such obligations under Section 1.05(c) of the Funding Note Purchase Agreement. In addition, no recourse shall be had for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner or security holder of the Company or any of its successors or assigns. The provisions of this Section 6.10 shall survive the termination of this Agreement.

Section 6.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile or electronic mail of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.
Section 6.12. Integration. This Agreement, including all exhibits, schedules and appendices and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations, oral or written, with respect to the subject matter hereof.
Section 6.13. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.
Section 6.14. Survival. The provisions of this Article VI shall be continuing and shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

NELNET SUPERCONDUIT FUNDING, LLC, as the Company
By:
Name:
Title:

Address for Notices:

Nelnet Superconduit Funding, LLC
c/o National Education Loan Network, Inc.
121 South 13th Street
Suite 201
Lincoln NE 68508
Attention: Carol Aversman
Fax: (402) 458-2399
Email: carol.aversman@nelnet.com

NATIONAL EDUCATION LOAN NETWORK, INC., as the Lender
By:
Name:
Title:

Address for Notices:

National Education Loan Network, Inc. 121 South 13th Street Suite 201 Lincoln NE 68508 Attention: Carol Aversman Fax: (402) 458-2399 Email: carol.aversman@nelnet.com

FORM OF SUBORDINATED PROMISSORY NOTE
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, AND WILL NOT BE A “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”). BY ACCEPTANCE OF THIS NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE SUBORDINATED CREDIT AGREEMENT.
[                     ], 200[__]
FOR VALUE RECEIVED, the undersigned, NELNET SUPERCONDUIT FUNDING, LLC, a Delaware limited liability company (the “Purchaser”), promises to pay to the order of NATIONAL EDUCATION LOAN NETWORK, INC., a Nevada corporation (the “Payee”), on                       _____, 20_____  (the “Maturity Date”) the aggregate unpaid principal amount of all amounts loaned hereunder pursuant to Section 2.01 of that certain Subordinated Credit Agreement, dated as of May 13, 2009 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Subordinated Credit Agreement”), between the Purchaser and the Payee, together with any and all accrued and unpaid interest on all amounts loaned hereunder.
Interest will accrue on the average daily balance of the unpaid principal amount of all amounts loaned hereunder for each day from the date such loan amounts are made until they become due and or are paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate (as defined below) and (ii) a spread of 0.50% or such other amount designated as such in writing by the Payee to the Purchaser from time to time (the “Spread”). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest or other amounts are payable. Should any principal of, or accrued interest on, any amounts loaned hereunder not be paid when due, such amount will bear interest from its due date until paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate, (ii) the Spread and (iii) 0.50%.
Interest shall be payable on the unpaid principal balance of this note (this “Note”) commencing on May 25, 2009 and continuing on the 25th day of each month, but only to the extent there is cash available, as provided below. With respect to any such 25th day that is not a Business Day, the interest payment otherwise due on such 25th day shall be due on the next subsequent day that is a Business Day.
For the purposes of this Note, “LIBOR Rate” means the daily weighted average of the rate per annum for each day during the period equal to the rate determined by the Lender be the offered rate that appears on the page of the Reuters Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01) for deposits in United States dollars (for delivery on the first day of such period) with a one-month period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such period.
Unless plainly wrong, the computer records of the holder hereof shall on any day conclusively evidence the unpaid balance of this Note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) set forth by or on behalf of such holder on the schedule which is attached hereto or otherwise recorded in such holder’s computer or manual records; provided, that any failure to make notation of any principal advance or accrual of interest shall not cancel, limit or otherwise affect Purchaser’s obligations or any of such holder’s rights with respect to that advance or accrual. Unless otherwise defined, capitalized terms used herein have the meanings provided in or specified in accordance with the Subordinated Credit Agreement.

The obligation of the Purchaser to pay the principal of, and interest on, all loans and advances on this Note shall be absolute and unconditional, shall be binding and, to the fullest extent permitted by law, enforceable in all circumstances whatsoever and shall not be subject to setoff, recoupment or counterclaim; provided, however, that the Purchaser shall only be obligated to pay principal of and interest on the Loans from distributions of Available Funds (if any) pursuant to and in accordance with the priority of payments set forth in Section 1.05(c) of the Funding Note Purchase Agreement and, after termination of the Funding Note Purchase Agreement, from funds of the Purchaser.
Purchaser may prepay at any time, without penalty or fee, the principal or interest outstanding hereunder or any portion of such principal or interest. Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.
The Payee hereby agrees, prior to the date that is 367 days after the Maturity Date, not to acquiesce, petition, or invoke the process of any court or government authority (or to encourage or cooperate with others) for the purpose of commencing or sustaining a case against the Payee under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Payee or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Payee. The foregoing shall not limit the rights of the Purchaser to file any claim in, or to otherwise take any action with respect to, any insolvency proceeding instituted against the Payee by any other unaffiliated entity.
Notwithstanding anything contained herein to the contrary, to the extent that the Payee is deemed to have any interest in any assets of the Purchaser, the Payee agrees that its interest in those assets is subordinate to claims or rights of creditors of the Purchaser. The Payee agrees that this Note constitutes a subordinated note for purposes of Section 510(a) of the United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).
The Purchaser hereby represents and warrants as of each loan and advance made hereon that at the time of (and immediately after) each loan and advance made hereunder, (i) the Purchaser’s total assets exceed its total liabilities, (ii) the Purchaser’s cash on hand is sufficient to satisfy all of its current obligations (other than any amounts due under this Agreement and the obligation to pay the outstanding Funding Note), (iii) the Purchaser is adequately capitalized at a commercially reasonable level, (iv) the Purchaser has determined that its financial capacity to meet its financing commitment under this Agreement is adequate and (v) the principal amount outstanding under this Agreement, together with the interest owning thereon, does not exceed the excess of the aggregate Collateral Value of all Financed Student Loans, over the aggregate amount of all Obligations. Each loan or advance made hereunder by the Payee to the Purchaser is subject to the accuracy of the representations and warranties herein made on the part of the Purchaser.
This Note is the Subordinated Promissory Note referred to in, and evidences indebtedness incurred under, the Subordinated Credit Agreement, and the holder hereof is entitled to the benefits of the Subordinated Credit Agreement. Upon and subject to the terms and conditions of the Subordinated Credit Agreement, Purchaser may borrow, repay and reborrow against this Note under the circumstances, in the manner and for the purposes specified in the Subordinated Credit Agreement and this Note, but for no other purposes. All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

NELNET SUPERCONDUIT FUNDING, LLC
By:
Name:
Title:

ATTACHMENT G
FORM OF ANNUAL STATEMENT OF COMPLIANCE
NELNET SUPERCONDUIT FUNDING, LLC
[DATE]
The Bank of New York Mellon, as Conduit Administrator
101 Barclay Street, 4E
New York, NY 10286
Attention: Andrew J Taylor
Fax: (212) 815-2020
Email: BMOStraightA@bnymellon.com
The undersigned, a duly authorized officer of National Education Loan Network, Inc., as seller (in such capacity, the “Seller”) under the Student Loan Purchase Agreement, dated as of May 13, 2009 (as amended and supplemented, or otherwise modified and in effect from time to time, the “Student Loan Purchase Agreement”), by and among Seller, Union Bank and Trust Company, as Seller ELT, Nelnet Superconduit Funding, LLC, as purchaser and Zions First National Bank, as purchaser eligible lender trustee, does hereby certify that:
1.
A review of the activities of the Seller as they relate to the Transaction Documents (as defined in the Student Loan Purchase Agreement), and of the Seller’s performance under the Transaction Documents, for the period from January 1 through December 31 has been made under my supervision.

2.
To the best of my knowledge, based on such review, Seller has fulfilled all of its obligations in all material respects under the Transaction Documents throughout the period from January 1 through December 31.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on behalf of the Seller as of the day and year first written above.

NATIONAL EDUCATION LOAN NETWORK, INC., as Seller
By:
Name:
Title:

G-1